UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

AKAMAI TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2013

To our Stockholders:

I am pleased to invite you to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Akamai Technologies, Inc. (“Akamai” or the “Corporation”) to be held on Wednesday, May 15, 2013, at 9:30 a.m. at the Corporation’s offices at 8 Cambridge Center, Cambridge, Massachusetts, 02142.

At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)	To elect the four nominees named in the attached proxy statement as members of our Board of Directors to serve as Class II directors for a term of three years;

(2)	To adopt the Akamai Technologies, Inc. 2013 Stock Incentive Plan;

(3)	To adopt and approve amendments to our Certificate of Incorporation to (a) declassify our Board of Directors; (b) provide for director removal with or without cause following declassification of our Board of Directors; and (c) eliminate the supermajority voting requirement for amending or repealing Article TENTH of our Certificate of Incorporation;

(4)	To conduct an advisory vote on executive officer compensation;

(5)	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2013; and

(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2013 Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Akamai.

Sincerely,

/s/ F. THOMSON LEIGHTON
F. THOMSON LEIGHTON
Chief Executive Officer

AKAMAI TECHNOLOGIES, INC.

8 CAMBRIDGE CENTER

CAMBRIDGE, MASSACHUSETTS 02142

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2013

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Akamai Technologies, Inc. (“Akamai” or the “Corporation”) will be held on Wednesday, May 15, 2013, at 9:30 a.m., local time, at the Corporation’s offices at 8 Cambridge Center, Cambridge, Massachusetts, 02142.

At the Annual Meeting, we expect stockholders will consider and vote upon the following matters:

(1)	To elect the four nominees named in the attached proxy statement as members of our Board of Directors to serve as Class II directors for a term of three years;

(2)	To adopt the Akamai Technologies, Inc. 2013 Stock Incentive Plan;

(3)	To adopt and approve amendments to our Certificate of Incorporation to (a) declassify our Board of Directors; (b) provide for director removal with or without cause following declassification of our Board of Directors; and (c) eliminate the supermajority voting requirement for amending or repealing Article TENTH of our Certificate of Incorporation as described in the accompanying proxy statement;

(4)	To conduct an advisory vote on executive officer compensation;

(5)	To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai for the fiscal year ending December 31, 2013; and

(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 22, 2013, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The stock transfer books of Akamai will remain open for the purchase and sale of Akamai’s common stock.

All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

/s/ MELANIE HARATUNIAN
MELANIE HARATUNIAN
Executive Vice President, General Counsel and Secretary

Cambridge, Massachusetts

April 5, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AND YOUR PROXY IS REVOCABLE AT YOUR OPTION BEFORE IT IS EXERCISED.

AKAMAI TECHNOLOGIES, INC.

8 CAMBRIDGE CENTER

CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF AKAMAI TECHNOLOGIES, INC. FOR USE AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE OFFICES OF AKAMAI TECHNOLOGIES, INC., 8 CAMBRIDGE CENTER, CAMBRIDGE, MASSACHUSETTS, 02142 AT 9:30 AM LOCAL TIME ON MAY 15, 2013, AND AT ANY ADJOURNMENT OR POSTPONEMENT OF THAT MEETING. You may obtain directions to the location of the 2013 Annual Meeting of Stockholders by contacting Investor Relations, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142; telephone: 617-444-3000.

Our Annual Report to Stockholders for the year ended December 31, 2012 is being mailed to our stockholders with the mailing of the Notice of 2013 Annual Meeting of Stockholders and this Proxy Statement on or about April 5, 2013.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual

Meeting of Stockholders to be Held on May 15, 2013:

This Proxy Statement and the 2012 Annual Report to Stockholders are available for viewing, printing and downloading at www.akamai.com/proxy.

You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, which we sometimes refer to herein as the Commission, except for exhibits thereto, without charge upon written request to Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142, Attn: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Certain documents referenced in this Proxy Statement are available on our website at www.akamai.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

PROXY STATEMENT OVERVIEW

This Proxy Statement addresses the following matters:

PART ONE

ATTENDANCE AND VOTING MATTERS

FREQUENTLY ASKED QUESTIONS ABOUT ATTENDANCE AND VOTING

Q:	Who can attend the Annual Meeting of Stockholders?

A:	Each holder of Akamai common stock, par value $.01 per share, on March 22, 2013 is invited to attend the Annual Meeting. For security purposes, you may be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. If your shares are held in “street name” through a broker, bank or other nominees, your name does not appear on our list of stockholders and these proxy materials are being forwarded to you by your broker, bank or other nominee. If you are a street name holder, and you wish to attend the annual meeting, in addition to a valid form of picture identification, you should bring a letter or account statement showing that you were a beneficial owner of our shares on the record date.

Q:	Can I access the Proxy Statement and Annual Report on the Internet?

A:	Yes. Our Proxy Statement and Annual Report to Stockholders are available on our website at www.akamai.com/proxy.

Q.	In the future, can I access copies of the Proxy Statement and Annual Report on the Internet instead of receiving paper copies?

A:	Yes. A stockholder of record may sign up for this option by going to www.investorvote.com. If you are not a stockholder of record, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future proxy materials on the Internet. Stockholders who elect electronic access will receive an e-mail message next April containing the Internet address for access to next year’s proxy materials. Your choice will remain in effect until you advise us by written correspondence that you wish to resume mail delivery of these documents.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Akamai stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to Akamai or to a third party, or to vote in person at the meeting.

Beneficial Owner—If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee to vote in accordance with your instructions and you also are invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	When is the record date and who is entitled to vote?

A:	The record date for the Annual Meeting is March 22, 2013. Holders of Akamai common stock on that date are entitled to one vote per share. As of the record date, there were issued, outstanding and entitled to vote an aggregate of shares of our common stock.

Q:	What will constitute a quorum for the meeting?

A:	Under our bylaws, the holders of a majority of the shares of our common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of our common stock present in person or represented by executed proxies received by us (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

Q:	How will my shares that held through a broker, bank or other nominee be voted?

A:	Under applicable stock exchange rules, brokers, banks and other nominees that hold shares in “street name” for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks and other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to any of the other matters scheduled to be voted upon. As a result, with respect to all matters other than ratification of the appointment of our independent registered public accounting firm, if the beneficial owners have not provided instructions with respect to that matter, those beneficial owners’ shares will be considered “broker non-votes.” The effect of broker non-votes is discussed in the answer to the following question.

Q:	How many votes are required for approval of different matters?

Item	Vote Required	Abstentions	Broker Non-Votes	Unmarked Proxy Cards
Election of Directors (Item 1)	Majority of votes cast	No effect	No effect	Voted “FOR”
Approval of 2013 Stock Incentive Plan (Item 2)	Majority of votes cast	No effect	No effect	Voted “FOR”
Amendments to Certificate of Incorporation (Items 3(a), 3(b) and 3(c))	75% of outstanding shares	Treated as votes “AGAINST”	Treated as votes “AGAINST”	Voted “FOR”
Advisory Vote on Executive Compensation (Item 4)	Majority of votes cast	No effect	No effect	Voted “FOR”
Ratification of Appointment of PricewaterhouseCoopers LLP (Item 5)	Majority of votes cast	No effect	No effect	Voted “FOR”

“Broker non-votes” are shares held through a broker, bank, or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote such shares as to a particular matter.

Q:	What happens if an incumbent director nominee fails to receive more “For” votes than “Against” votes in an uncontested election?

A:

Our Corporate Governance Guidelines set forth a process that takes effect if an incumbent director nominee receives more “Against” votes than “For” votes in an uncontested election. Upon such an occurrence, the affected director is expected, promptly following certification of the shareholder vote, to submit to the Board of Directors his or her offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors, or the N&G Committee, shall promptly consider the resignation offer submitted by such incumbent director and recommend to the Board of Directors the action to be taken with respect to such resignation offer. Such action may range from accepting the resignation, to maintaining such incumbent director but addressing what the N&G Committee believes to be the underlying cause of the withheld votes, to resolving that such incumbent director will not be re-nominated for election in the future, to rejecting the resignation, to such other action that the N&G Committee determines to be in the best interests of Akamai and our shareholders. In making its recommendation, the N&G Committee shall consider all factors it deems relevant. The Board of Directors shall then act on the N&G Committee’s recommendation, considering the factors considered by the N&G Committee and such additional information and factors the Board of Directors believes to be relevant. After the Board of Directors’ determination, we shall promptly publicly disclose in a document filed or furnished with the Commission the Board of Directors’ decision regarding the action to be taken with respect to such incumbent director’s resignation. If the Board of Directors’ decision is to not accept the resignation, such disclosure shall include the reasons for not accepting the resignation. If the director’s resignation is accepted, then the Board of Directors may fill the resulting vacancy in accordance with our bylaws. Our Corporate Governance Guidelines are posted on our website at www.akamai.com.

Q:	How will my proxy be voted? Can I revoke my proxy?

A:	All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted (i) in favor of the election of Pamela Craig, F. Thomson Leighton, Paul Sagan and Naomi Seligman; (ii) in favor of the adoption of the Akamai Technologies, Inc. 2013 Stock Incentive Plan; (iii) in favor of the proposal to amend our Certificate of Incorporation to (a) declassify our Board of Directors; (b) provide for director removal with or without cause following declassification of our Board of Directors; and (c) eliminate the supermajority voting requirement for amending or repealing Article TENTH of our Certificate of Incorporation; (iv) in favor of our 2013 executive compensation arrangements; (b) provide for director removal with or without cause; and (c) eliminate the supermajority voting requirement to amend or repeal Article TENTH; and (v) in favor of ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013, which matters are described in this Proxy Statement. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a signed proxy with a later date or a later-dated written revocation to our Secretary or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

Q:	Who pays for the solicitation of proxies?

A:	All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our Board of Directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph, electronic mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials. We have retained Georgeson Inc. to assist us with the distribution of proxy materials and vote solicitation. See Part VI, Other Matters for more information about proxy solicitation.

Q:	Are there matters to be voted on at the Annual Meeting that are not included in the proxy?

A:	Our Board of Directors does not know of any other matters that may come before the Annual Meeting; however, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Under our Amended and Restated By-laws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the 2013 Annual Meeting has passed.

Q:	What is “householding”?

A:	Some banks, brokers and nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to us at the following address or call us at the following phone number:

Akamai Technologies, Inc.

8 Cambridge Center

Cambridge, Massachusetts 02142

Attention: Investor Relations

Phone: 617-444-3000

If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

PART TWO

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information as to the number of shares of our common stock beneficially owned as of March 1, 2013, by the following:

•	each of our directors;

•

our Named Executive Officers, who consist of (i) our principal executive officer during 2012; (ii) each person who served as our principal financial officer during 2012; and (iii) our three other most highly compensated employees who were serving as executive officers on December 31, 2012;

•	all of our executive officers and directors as of March 1, 2013 as a group.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and/or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days after March 1, 2013, through the exercise of any stock option or other equity right. We are not aware of any other stockholder that beneficially owns more than 5% of the outstanding shares of our common stock as of March 1, 2013. The address of each individual identified in the table below is c/o Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142. On March 1, 2013, there were 177,971,730 shares of our common stock outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding (%)
5% Stockholders

T. Rowe Price Associates, Inc. (1)	20,446,047	11.5
The Vanguard Group, Inc. (2)	10,552,831	5.9
BlackRock, Inc. (3)	9,381,857	5.3

Directors

George H. Conrades (4)	1,020,274	*
Martin M. Coyne II	14,261	*
Pamela J. Craig (5)	17,678	*
C. Kim Goodwin	39,259	*
Jill A. Greenthal (6)	49,688	*
F. Thomson Leighton	3,765,391	2.1
Geoffrey A. Moore (7)	25,000	*
Paul Sagan (8)	1,373,336	*
Frederic V. Salerno	48,238	*
Naomi O. Seligman (9)	15,478	*

Other Named Executive Officers

James Benson (10)	46,055	*
Melanie Haratunian (11)	242,881	*
Robert W. Hughes (12)	333,420	*
Rick McConnell (13)	22,665	*
J. Donald Sherman (14)	50,000	*
All executive officers and directors as of March 1, 2013 as a group (14 persons) (15)	7,013,264	3.9

*	Percentage is less than 1% of the total number of outstanding shares of our common stock.

(1)	The information reported is based on a Schedule 13G/A dated February 28, 2013, filed with the Commission by T. Rowe Price Associates, Inc., or Price Associates. Price Associates reports its address as 100 E. Pratt Street, Baltimore, Maryland 21202. Price Associates has also informed us that the securities are owned by various individual and institutional investors and mutual funds for which it serves as investment advisor with power to direct investments and/or sole power to vote the securities. Price Associates has further informed us that, for purposes of the Securities Exchange Act of 1934, it is deemed to be a beneficial owner of such securities; however, it expressly disclaims that it is, in fact, the beneficial owner of such securities.
(2)	The information reported is based on a Schedule 13G/A dated February 11, 2013, filed with the Commission by The Vanguard Group, Inc. The Vanguard Group, Inc. reports its address as 100 Vanguard Blvd., Malvern, PA 19355.
(3)	The information reported is based on a Schedule 13G dated January 30, 2013, filed with the Commission by BlackRock, Inc. BlackRock, Inc. reports its address as 40 East 52nd Street New York, NY 10022
(4)	Includes 22,340 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2013 and 1,500 shares held by Mr. Conrades’ wife.
(5)	Includes 11,520 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2013.
(6)	Includes 25,000 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2013.
(7)	Consists of shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2013.
(8)	Includes 897,731 shares of our common stock issuable upon exercise of stock options exercisable or restricted stock units vesting within 60 days after March 1, 2013 and 6 shares held by Mr. Sagan in a trustee capacity.
(9)	Includes 11,750 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2013.
(10)	Includes 26,789 shares of our common stock issuable upon the exercise of stock options exercisable or restricted stock units vesting within 60 days after March 1, 2013.
(11)	Includes 217,724 shares of our common stock issuable upon the exercise of stock options exercisable or restricted stock units vesting within 60 days after March 1, 2013 and 500 shares held by Ms. Haratunian as the executor of an estate.
(12)	Includes 264,686 shares of our common stock issuable upon the exercise of stock options exercisable or restricted stock units vesting within 60 days after March 1, 2013.
(13)	Includes 17,937 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after March 1, 2013.
(14)	Mr. Sherman is included as a Named Executive Officer because he was our Chief Financial Officer for a portion of 2012.
(15)	Includes 1,522,123 shares of our common stock issuable upon the exercise of stock options exercisable or restricted stock units vesting within 60 days after March 1, 2013.

Stock Ownership Guidelines

We have minimum stock ownership requirements for our senior management team and Board of Directors. Pursuant to the guidelines, each member of Akamai’s senior management team is required to own a number of shares of our common stock having at least the value calculated by applying the following multiples: for the Chief Executive Officer, six times his base salary; for each other executive, two times his or her base salary. In addition, each non-employee director is required to own a number of shares of our common stock having a value equal to three times his or her then-current base cash retainer. If a director’s base cash retainer or an executive’s salary is increased, the minimum ownership requirement shall be re-calculated at the end of the year in which the increase occurred, taking into account our stock price at that time. If a non-employee director or executive fails to meet the ownership guidelines as of a test date that occurs after the period of time for attainment of the ownership level, he or she will not be permitted to sell any shares of our common stock until such time as he or she has exceeded the required ownership level. A more detailed description of these guidelines, including the timeline for compliance, is set forth in our Corporate Governance Guidelines, which are posted on our website at www.akamai.com/html/investor/corporate_governance.

PART THREE

CORPORATE GOVERNANCE MATTERS

Corporate Governance

We have adopted a written Code of Business Conduct and Ethics that applies to, among others, our principal executive officer, principal financial and accounting officer, or persons serving similar functions. The text of our Code of Business Conduct and Ethics is available on our website at www.akamai.com. We did not waive any provisions of the Code of Business Conduct and Ethics during the year ended December 31, 2012. If we amend, or grant a waiver under, our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial or accounting officer, or persons performing similar functions, we intend to post information about such amendment or waiver on our website at www.akamai.com. We have adopted Corporate Governance Guidelines, a copy of which is also available on our website at www.akamai.com/html/investor/corporate_governance.

Our Board of Directors

Our Board of Directors currently consists of 10 persons, divided into three classes, serving staggered terms of three years, as follows: four Class I directors (with terms expiring at the 2015 Annual Meeting of Stockholders), four Class II directors (with terms expiring at the 2013 Annual Meeting of Stockholders) and two Class III directors (with terms expiring at the 2014 Annual Meeting of Stockholders). Set forth below is information about the professional experiences of members of our Board of Directors, including the nominees for re-election at the 2013 Annual Meeting of Stockholders. In addition, for each individual, we discuss the specific experience, qualifications and attributes that we believe qualify him or her to serve on our Board of Directors.

Nominees for Director With Terms That Will Expire in 2016 (Class II Directors)

Pamela J. Craig, age 56, joined our Board of Directors in 2011. She has been the Chief Financial Officer of Accenture, a global management consulting, technology services and outsourcing organization since October 2006. From March 2004 to October 2006, she was Accenture’s senior vice president—Finance. Ms. Craig previously was a director of Avanade, a business technology services provider.

We believe that the knowledge, leadership experience and expertise Ms. Craig has developed in her significant leadership role at Accenture provides us with unique insight into how to manage a large, global organization that has grown rapidly. Her understanding of the challenges our current and potential customers face in interacting with customers, suppliers and partners across the world in a rapidly changing technological environment helps us better understand the markets we address. Furthermore, in light of her role as a chief financial officer, her understanding of complex global business issues and financial and accounting matters has enabled her to become an important contributor to our Board, particularly the Audit Committee and its functions.

F. Thomson Leighton, age 56, became our Chief Executive Officer on January 1, 2013. Previously, he had served as our Chief Scientist and as a director since August 1998. Dr. Leighton has been a professor of Mathematics at the Massachusetts Institute of Technology since 1982 but took leave from his position upon becoming our Chief Executive Officer. Dr. Leighton is a former two-term chair of the 2,000-member Association of Computing Machinery Special Interest Group on Algorithms and Complexity Theory, and a former two-term Editor-in-Chief of the Journal of the Association for Computing Machinery, a journal for computer science research.

Dr. Leighton co-founded Akamai. We believe that his understanding of our technology and how the Internet works is unequaled. He has continually demonstrated his ability to inspire Akamai employees to excellence, enlighten our customer base about Akamai’s services and drive technological developments. By bringing this expertise and perspective to our Board of Directors, Dr. Leighton is a conduit for crucial information and has frequently helped educate fellow directors about evolving technical and market trends in the industry and ways to position Akamai to address those needs. In his new role as Chief Executive Officer, he can take the lead in setting the strategic direction of the company. By serving on the Board of Directors, we believe that he can provide information to fellow directors about planned changes and also receive their input and guidance in a better manner than if he were not a director.

Paul Sagan, age 54, became our Executive Vice Chairman of the Board of Directors on January 1, 2013. He has served as an Akamai director since January 2005. Mr. Sagan was our Chief Executive Officer from April 2005 through December 2012. He joined Akamai in October 1998 as Chief Operating Officer and was first named our President in 1999. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum, a Geneva, Switzerland-based organization that provides a collaborative framework for leaders to address global issues. Previously, Mr. Sagan held senior executive positions at global media and entertainment companies Time Warner Cable and Time Inc., affiliates of Time Warner, Inc., as well as at CBS, Inc. Mr. Sagan also serves on the boards of directors of EMC Corporation, a developer and provider of information infrastructure technology and solutions, and iRobot, Inc., a maker of robotic technology-based solutions. He previously was a director of Digitas, Inc., a relationship marketing services firm, and Dow Jones & Co., a media and information services company.

In Mr. Sagan’s roles as Chief Operating Officer, President and Chief Executive Officer, he oversaw every aspect of our operations for nearly fifteen years. We believe that he has an unparalleled understanding of our business, personnel, the markets in which we operate and our customers. Accordingly, he has provided vital information and insight to the Board of Directors on the challenges and opportunities facing the company. In addition, Mr. Sagan’s high level of integrity and strong sense of corporate responsibility are key attributes that contribute to the effective functioning of our Board. Mr. Sagan has served and continues to serve on the boards of other public companies, and he brings valuable experience from those directorships to his service on our Board.

Naomi O. Seligman, age 74, has served as a director of Akamai since November 2001. Ms. Seligman has been a senior partner at Ostriker von Simson, a consulting firm focusing on information technology, since June 1999. The partners of Ostriker von Simson chair the CIO Strategy Exchange, which regularly brings together four vital quadrants of the information technology sector: invited chief information officers, or CIOs, from the largest multinational enterprises, premier venture capitalists, CEOs from prominent computer companies, and entrepreneurs leading innovative emerging technology firms. Previously, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by one hundred CIOs from major corporations. She also serves on the boards of directors of Oracle Corporation, an enterprise software company, and iGate, a provider of business process outsourcing. Ms. Seligman previously served as a director of Sun Microsystems, a provider of network hardware, software and services, and The Dun & Bradstreet Corporation, a provider of business information services.

Ms. Seligman’s career has led her to advise chief executives and technology leaders at a wide range of the largest enterprises in the United States and abroad. She has been able to impart the insight and understanding gleaned from this experience to our management and Board to enable them to better understand our customers’ needs, emerging trends in Akamai’s markets and efficient ways to pursue our goals. Furthermore, Ms. Seligman’s experience, intelligence and willingness to challenge assumptions stimulate productive Board discussions to ensure that there are fulsome and appropriate deliberations.

Directors Whose Terms Expire in 2014 (Class III Directors)

C. Kim Goodwin, age 53, re-joined Akamai as a director in October 2008, having previously served between January 2004 and November 2006. She has been employed as a consultant and private investor since July 2008. From September 2006 until July 2008, Ms. Goodwin was based in London as Managing Director and Head of Equities (Global), Asset Management Division of Credit Suisse Group, a financial services company. From September 2002 through January 2005, Ms. Goodwin was Chief Investment Officer—Equities at State

Street Corporation, a money management firm. Ms. Goodwin also serves on the board of directors of Popular Inc., a financial services conglomerate with operations in the United States, Caribbean and Central America. She was previously a director of CheckFree Corporation, a provider of information management and electronic commerce solutions that was acquired by Fiserv, Inc.

We believe that Ms. Goodwin’s rigorous analytical skills and understanding of financial markets are vital contributions to our Board. Further, Ms. Goodwin’s experience as a senior investment officer and her advisory board service at numerous financial services firms helps her provide an investor perspective to Board deliberations and guidance that better enables the Board and senior management to maintain alignment of their interests with those of stockholders. Ms. Goodwin’s perspective as an investor and the breadth of her experience position her well as Chair of Akamai’s Compensation Committee, a position she assumed in May 2011. Ms. Goodwin has also provided us valuable insight into international businesses, worldwide financial markets and economies, and risk management issues.

Frederic V. Salerno, age 69, has served as a director of Akamai since April 2002. From 1997 until his retirement in September 2002, Mr. Salerno served in a variety of senior management positions at Verizon Communications, Inc., a provider of communications services, and its predecessors. At the time of his retirement, Mr. Salerno had been serving as Vice Chairman and Chief Financial Officer. Mr. Salerno also serves on the board of directors of CBS Broadcasting, Inc., a media company, Intercontinental Exchange, an electronic exchange for trading wholesale energy and metals commodities, National Fuel Gas Company, a diversified energy company, and Viacom, Inc., a media company. Mr. Salerno also served as a director of Bear Stearns & Co., Inc., a financial services company, Consolidated Edison, Inc., an energy company, and Popular Inc., a financial holding company.

Leveraging his experience as Chief Financial Officer for Verizon and service on other boards of directors, Mr. Salerno brings to our Board a deep understanding of financial markets, financial statements and investments. As Chair of the Audit Committee, he has demonstrated the ability to quickly and concisely understand information about our audited financial statements and disclosure controls and procedures, and he cogently communicates the conclusions he draws to his fellow Board members, our management and our independent auditors. The Board heavily relies on his judgment and operating experience. Mr. Salerno is a particularly valued advisor to management and other directors when we are contemplating strategic initiatives to enable future growth.

Directors Whose Terms Expire in 2015 (Class I Directors)

George H. Conrades, age 74, was named our non-executive Chairman of the Board in July 2011. Previously, Mr. Conrades served as our Chairman and Chief Executive Officer from April 1999 until April 2005 and as our Executive Chairman from April 2005 until July 2011. He has been a director since December 1998. Mr. Conrades has also been a venture partner of Polaris Venture Partners, Inc., an early stage investment company, since August 1998. Mr. Conrades previously served as Executive Vice President of GTE and President of GTE Internetworking, an integrated telecommunications services firm, and Chief Executive Officer of BBN Corporation, a national Internet services provider and Internet technology research and development company. Prior to joining BBN Corporation, Mr. Conrades was a Senior Vice President at International Business Machines Corporation, or IBM, a developer of computer systems, software, storage systems and microelectronics, and a member of IBM’s Corporate Management Board. Mr. Conrades is currently a director of Harley-Davidson, Inc., a motorcycle manufacturer, Oracle Corporation, an enterprise software company, and Ironwood Pharmaceuticals, Inc., a pharmaceuticals company. Mr. Conrades also previously served as a director of Cardinal Health, Inc., a provider of services supporting the healthcare industry.

With decades of technology leadership and sales experience, including serving for more than five years as our Chairman and Chief Executive Officer, Mr. Conrades brings vital strategic, operating and leadership expertise to our Board of Directors. In particular, we believe that his unparalleled ability to understand customers and evangelize Akamai’s value proposition enables him to provide important insight into our business and market developments. Our Board of Directors relies heavily on these contributions. Mr. Conrades’ service on other boards of directors has also enabled him to provide keen insight into broader markets and corporate governance trends affecting public companies.

Martin M. Coyne II, age 64, has served as a director of Akamai since November 2001. Mr. Coyne was named our Lead Director in May 2003. Between 1995 and his retirement in July 2003, Mr. Coyne served in a variety of senior management positions at the Eastman Kodak Company, which develops, manufactures and markets imaging products and services. Mr. Coyne most recently served as Group Executive, Photography Group, and Executive Vice President of Eastman Kodak. Mr. Coyne also serves on the boards of directors of BioClinica, which provides clinical trial design and management for pharmaceutical, biotechnology and medical devices companies, and RockTech, a privately-held company. He is also President and CEO of the New Jersey Chapter of the National Association of Corporate Directors, or NACD, and is an NACD Leadership Fellow. In the past, he has served as a director of OpenPages Inc. and Avecia Group Ltd and as Chairman of the Board of Welch Allyn.

Mr. Coyne’s long experience at Eastman Kodak and as a member of boards of directors of numerous other companies has enabled him to provide meaningful advice on operational issues, strategy and CEO succession planning to our management and other members of our Board of Directors as they address considerations for overseeing and guiding a complex and evolving organization. Mr. Coyne has provided keen insight into the oversight of risk management and corporate governance, succession planning and executive development issues, which enhances the ability of the Board to fulfill its fiduciary role. Over the course of his years of service on our Board of Directors, including ten as our Lead Director, he has demonstrated invaluable skill in taking a primary role in ensuring strong corporate governance and effective communication among directors and between the Board and senior management.

Jill A. Greenthal, age 56, has served as a director of Akamai since October 2007. Ms. Greenthal has been a Senior Advisor in the Private Equity Group of The Blackstone Group, a global asset manager and provider of financial services, since September 2007. From 2003 until September 2007, she was a Senior Managing Director in Blackstone’s Advisory Group. Prior to joining Blackstone in 2003, Ms. Greenthal was Co-Head of the Global Media Investment Banking Group, a Member of the Executive Board of Investment Banking, and Co-Head of the Boston office of Credit Suisse First Boston, an investment bank. Ms. Greenthal currently serves on the board of directors of Houghton Mifflin Harcourt, an educational publishing company, Michaels Stores, a privately-owned operator of craft stores, Orbitz Worldwide, Inc., an online travel agency, and The Weather Channel, a privately-held media company. She previously served as a director of Freedom Communications, a media company, Martha Stewart Omnimedia, a diversified media and merchandising company, Houghton Mifflin, a publishing company, and Universal Orlando, an operator of a destination theme park.

Akamai’s management and Board of Directors rely heavily on Ms. Greenthal’s rich experience as a leading investment banker and advisor, a role that has given her a deep understanding of capital markets and financial matters. In addition, for nearly a decade, she advised Akamai on financial matters, including debt and equity financing transactions and acquisitions. As a result, Ms. Greenthal can apply her expertise within the context of her unique understanding of Akamai’s management, our business model and our financial structure in a way that significantly enhances the Board’s ability to perform its oversight role. In addition, Ms. Greenthal has more than 25 years of experience working with Internet and media companies as they have built their businesses; we believe this experience enables her to provide valuable counsel to both our management and fellow directors.

Geoffrey A. Moore, age 66, has served as a director of Akamai since October 2006. Dr. Moore has been a Managing Director of Geoffrey Moore Consulting, a management consulting firm, since June 2011. From May 2003 until June 2011, he was Managing Director of TCG Advisors LLC, a management consulting firm. He currently serves as Chairman Emeritus of TCG Advisors and Chasm Institute and The Chasm Group, management consulting firms that he co-founded. Dr. Moore is also a venture partner at Mohr Davidow Ventures, a venture capital firm, and serves as an advisor to many of its portfolio companies.

Dr. Moore has decades of experience as a valued and visionary consultant to high technology companies, developing an expertise on strategic innovation, organizational evolution and how different individuals and companies approach it. We believe that his understanding of ways to improve organizational behavior enhances our Board’s ability to advise management on the pursuit of goals to increase stockholder value. As Chair of our N&G Committee, Dr. Moore applies his judgment and ability to build consensus on ways to maintain the strength of our Board of Directors and ensure that Akamai remains a leader in strong corporate governance.

Board Leadership and Role in Risk Oversight

Chairman of the Board

George Conrades is our non-executive Chairman of the Board. In this role, he works with the Lead Director and Chief Executive Officer to prepare Board of Directors meeting agendas, chairs meetings of the Board of Directors and our annual stockholder meetings and informs other directors about the overall progress of Akamai. Mr. Conrades also provides advice and counsel to the Chief Executive Officer and other executive officers, particularly relating to strategy, key customer accounts, market opportunities and leadership development. Mr. Conrades consults in the annual performance evaluation of the Chief Executive Officer.

Lead Director

Martin Coyne is the Lead Director of our Board of Directors. In this role, he presides over meetings of the independent members of our Board of Directors, leads numerous initiatives relating to corporate governance and the effectiveness of the Board of Directors and seeks to ensure effective communication among the committees of the Board of Directors. Mr. Coyne also works with the Chairman of the Board and the Chief Executive Officer to establish the agendas for meetings of the Board of Directors. He leads discussions on the performance of the Chief Executive Officer and succession planning for executive officers and other key management positions. Mr. Coyne takes the lead role in providing feedback from our annual director peer evaluation process to his fellow Board members.

Vice Chairman of the Board

Paul Sagan is the Executive Vice Chairman of our Board of Directors. In this role, he provides advice and counsel to the Chief Executive Officer, particularly with regard to matters of operational management and shareholder relations. Mr. Sagan is also expected to play a role in ensuring effective communication between management and the Board of Directors and to work with members of the N&G Committee to define the skills and attributes the directors would like to see in future members of the Board of Directors and to assist in recruiting new directors over time.

Roles of Chairman of the Board and CEO

Currently, the roles of Chairman of the Board of Directors and Chief Executive Officer are held by two different individuals. We believe this structure represents an appropriate allocation of roles and responsibilities at this time. With his background as our Chief Executive Officer from April 1999 to April 2005 combined with his leadership qualities, Mr. Conrades is well-positioned to lead the Board in its fundamental role of providing advice to and oversight of management. Dr. Leighton is then better able to focus on our day-to-day business and strategy, meet with investors and convey the management perspective to other directors. In addition, with Mr. Coyne’s position as Lead Director, an independent director is able to play a key role in ensuring Board effectiveness and adherence to good governance principles.

Risk Oversight

Our Board of Directors has an active role in supervising management’s oversight of Akamai’s risks. The Board and its committees perform this through both formal and informal mechanisms. They review business, regulatory, operational and other risks that are incorporated in operating and strategic presentations that members of management and our advisors make to the Board. In addition, the Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Financial reporting risks are typically addressed in the Audit Committee through internal audits, committee agenda items, ethics and whistleblower updates and other discussions. As an example, the Audit Committee has overseen and reviewed analyses prepared by our internal audit function designed to assess the likelihood that enumerated risks would occur, the harm such risks would create if they occurred and current sufficiency of controls to address the risk. The Compensation Committee, in consultation with our independent executive compensation consultants, reviews Akamai’s management of executive compensation and retention risks as part of its annual executive compensation review and individual compensation discussions. The full Board of Directors typically reviews on an annual basis executive succession planning and development. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

In past years, the Board of Directors established a Risk Oversight Study Group, comprised of independent members of our Board of Directors, to perform an assessment of the Board’s risk oversight processes and focus. As part of its analysis, members of the study group met with other directors and members of management. Upon completion of the study group’s work, the Board of Directors discussed the findings and recommendations and ultimately determined not to establish a standing risk oversight committee. The Board broadly concluded that its existing risk management oversight processes were adequate and agreed to work with management to ensure, among other things, that Board meetings and presentations explicitly identify material risks and current efforts to mitigate risk. Management, including our internal audit function, continues to evaluate our processes for managing risks associated with our business including new potential risk areas that arise. Such efforts are routinely discussed and reviewed with the Board of Directors.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the Board of Directors. Copies of the charters are posted in the Investor Relations section of our website at www.akamai.com. The Board of Directors has determined that all of the members of each of the three standing committees of the Board of Directors are independent as defined under The NASDAQ Stock Market, Inc. Marketplace Rules, or the NASDAQ Rules, including, in the case of all members of the Audit Committee, the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Membership on each standing committee as of March 1, 2013 is reflected in the chart below.

Committee Membership

	Audit	Compensation	Nominating and Corporate Governance
George H. Conrades
Martin M. Coyne II	✓	✓	✓
Pamela J. Craig	✓		✓
C. Kim Goodwin		✓*	✓
Jill A. Greenthal	✓	✓
F. Thomson Leighton
Geoffrey A. Moore		✓	✓*
Paul Sagan
Frederic V. Salerno	✓*	✓
Naomi O. Seligman	✓		✓

*	Committee Chair

The Audit Committee assists the Board of Directors in overseeing the financial and accounting reporting processes and audits of our financial statements, which includes reviewing the professional services provided by our independent auditors, the independence of such auditors from our management, our annual financial statements and our system of internal financial and IT controls. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Board of Directors has determined that Mr. Salerno is our designated “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) under Regulation S-K promulgated by the Commission under the Exchange Act. The Audit Committee held ten meetings in 2012 and took two actions by unanimous written consent.

The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers, including determining the compensation of our Chief Executive Officer and other executive officers, administering our bonus, incentive compensation and stock plans, approving stock option and restricted stock unit grants and approving the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with our management regarding our benefit plans and compensation policies and practices. The Compensation Committee held nine meetings in 2012 and took two actions by unanimous written consent.

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying individuals qualified to become members of our Board of Directors; recommending to the full Board of Directors the persons to be nominated for election as directors and to each of its committees; overseeing self-evaluation of the Board of Directors, including the performance of individual directors; and reviewing and making recommendations to the Board of Directors with respect to corporate governance practices. The N&G Committee held four meetings in 2012.

Meeting Attendance

The Board of Directors held seven meetings during 2012 and took one action by unanimous written consent. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and each committee on which he or she served during the fiscal year ended December 31, 2012. All directors are expected to attend regular Board of Directors meetings, Board of Directors committee meetings for committees on which he or she serves and our annual meeting of stockholders. All directors, other than our now-former director Peter Kight, attended the 2012 Annual Meeting of Stockholders.

Determination of Independence

Under the NASDAQ Rules, a director of Akamai will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that each of the following individuals is an “independent director” as defined under NASDAQ Rule 5605(a)(2):

Martin M. Coyne II	Pamela J. Craig	C. Kim Goodwin
Jill A. Greenthal	Geoffrey A. Moore	Frederic V. Salerno
Naomi O. Seligman

We believe that Mr. Conrades will be eligible to be considered an independent director under NASDAQ Rule 5065(a)(2) in August 2013.

Our independent directors meet separately as part of each Board of Directors meeting and at other times as appropriate. In the independent director sessions, Mr. Coyne and the other independent directors review management performance, assess the focus and content of meetings of the Board of Directors and establish the strategic issues that the Board of Directors believes should be the focus of management’s attention to drive short-term and longer-term business success. Mr. Coyne then provides feedback to the Chief Executive Officer and other members of management on their performance and important issues on which the independent members of the Board of Directors believe management should focus.

Director Compensation

The following table sets forth compensation paid in 2012 to our directors for their service as directors, other than Mr. Sagan, whose compensation is reflected in “Executive Compensation Matters” below:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1) (c)	Total ($) (h)
George H. Conrades (2)	70,000	220,000	290,000
Martin M. Coyne II (3)	70,000	220,000	290,000
Pamela L. Craig (4)	50,000	199,990	249,990
C. Kim Goodwin (5)	55,000	220,000	275,000
Jill A. Greenthal (6)	50,000	199,990	249,990
Peter J. Kight (7)	50,000	199,990	249,990
F. Thomson Leighton	20,000	—	20,000
Geoffrey A. Moore (8)	55,000	205,007	260,007
Frederic V. Salerno (9)	55,000	220,000	275,000
Naomi O. Seligman (9)	50,000	199,990	249,990

(1)	Consists of deferred stock unit awards, or DSUs. The amount reflects the grant date fair value, computed in accordance with Financial Accounting Standards Board, or FASB, ASC Topic 718, issued to directors on May 16, 2012.
(2)	At December 31, 2012, Mr. Conrades held 9,236 unvested DSUs and stock options to purchase 22,340 shares of our common stock. He has also deferred receipt of 26,309 shares of our common stock issuable in respect of vested DSUs until various future dates.
(3)	At December 31, 2012, Mr. Coyne held 9,236 unvested DSUs. He has also deferred receipt of 67,713 shares of our common stock issuable in respect of vested DSUs until various future dates.
(4)	At December 31, 2012, Ms. Craig held 8,396 unvested DSUs and 26,333 stock options to purchase shares of our common stock.
(5)	At December 31, 2012, Ms. Goodwin held 9,236 unvested DSUs. She has also deferred receipt of 19,361 shares of our common stock issuable in respect of vested DSUs until various future dates.
(6)	At December 31, 2012, Ms. Greenthal held 8,396 unvested DSUs and stock options to purchase 25,000 shares of our common stock.
(7)	Mr. Kight served as an independent director on our Board of Directors from March 2004 until his resignation in July 2012.
(8)	At December 31, 2012, Dr. Moore held 8,606 unvested DSUs and stock options to purchase 25,000 shares of our common stock. He has also deferred receipt of 27,651 shares of our common stock issuable in respect of vested DSUs until various future dates.
(9)	At December 31, 2012, Mr. Salerno held 9,236 unvested DSUs. He has also deferred receipt of 10,586 shares of our common stock issuable in respect of vested DSUs until various future dates.
(10)	At December 31, 2012, Ms. Seligman held 8,396 unvested DSUs and stock options to purchase 11,750 shares of our common stock. She has also deferred receipt of 62,507 shares of our common stock issuable in respect of vested DSUs until various future dates.

Under our director compensation plan, the Chairman of the Board of Directors and our non-employee directors are entitled to annual compensation of $250,000, of which $50,000 is paid in cash and $200,000 is paid in DSUs representing the right to receive shares of Akamai common stock. This compensation is generally paid or, in the case of DSUs, issued, on the date of our annual meeting of Stockholders, and the number of DSUs issued is based on the fair market value of our common stock on that date. For so long as the person remains a director, DSUs will vest over a two-year period as follows: fifty percent on the first anniversary of the grant date with the remainder vesting in equal quarterly installments over the following 12 months. If a director has completed one year of service on our Board, vesting of 100% of the DSUs held by such director will accelerate at the time of his or her departure from the Board.

In addition, our Chairman of the Board and Lead Director are entitled to $40,000 of additional annual compensation, of which $20,000 is paid in cash and $20,000 is paid in DSUs. Chairs of the Audit Committee and the Compensation Committee are entitled to $25,000 in additional compensation, of which $5,000 is paid in cash and $20,000 is paid in DSUs. The Chair of the Nominating and Corporate Governance Committee is entitled to $10,000 of additional compensation, of which $5,000 is paid in cash and $5,000 is paid in DSUs. Each non-employee director is eligible to receive stock options to purchase shares of our common stock with a fair value at the time of grant of $400,000 when he or she joins the Board of Directors. Such stock options vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments of 6.25%. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

In connection with his appointment as our Executive Vice Chairman of the Board of Directors in January 2013, Mr. Sagan was voted the following compensation by the Compensation Committee: annual compensation of $340,000, which consists of $120,000 in cash and DSUs having an initial value of $220,000, which are expected to be issued in May 2013 (or such other time that equity is granted to other members of the Board of Directors) and which will vest over two years (50% on the first anniversary of the date of grant and then in equal quarterly installments of 12.5% each quarter thereafter). See “Post-Employment Compensation and Other Employment Agreements – Dr. Leighton’s Employment Letter Agreement” for a description of Dr. Leighton’s compensation arrangements in connection with his becoming our Chief Executive Officer in January 2013.

Nominating and Corporate Governance Committee’s Process for Reviewing and Considering Director Candidates

The N&G Committee assists the Board of Directors in identifying and attracting individuals qualified to become members of our Board of Directors; develops and recommends to the Board of Directors a set of corporate governance principles applicable to us and oversees the annual self-evaluation of the Board of Directors, including the performance of individual directors. In executing its mission to solicit qualified candidates to become directors of Akamai, the N&G Committee seeks to attract intelligent potential candidates from varied backgrounds who have a strong desire to understand and provide insight about Akamai’s business and corporate goals; to understand and contribute to the role of the Board of Directors in representing the interests of stockholders; and to promote good corporate governance and ethical behavior by the members of the Board of Directors and our employees.

Criteria Used to Consider Nominees to the Board of Directors

In assessing whether an individual has these characteristics and whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the N&G Committee will apply the criteria attached to its charter. These criteria include:

•	integrity, honesty and adherence to high ethical standards

•	business and financial acumen

•	knowledge of Akamai’s business and industry

•	experience in business, government and other fields

•	diligence

•	avoidance of potential conflicts of interest with various constituencies of Akamai

•	commitment to dedicate the necessary time and attention to Akamai

•	the ability to act in the interests of all stockholders

The Board of Directors particularly values demonstrated leadership experience and skills and reputation for the highest standards of honesty, ethics and integrity. Although the N&G Committee does not assign specific weights to particular criteria, we believe that it is essential that all potential Board members have integrity and honesty, adhere to high ethical standards and possess a commitment to dedicate the necessary time and attention to Akamai and an ability to act in the interests of all stockholders without any potential personal conflict of interest. The N&G Committee and the Board of Directors believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

With respect to considering whether to re-nominate our incumbent directors, the N&G Committee and the full Board of Directors apply the criteria discussed above. The Board may also take into account information available to it about directors’ professional status and performance on other boards of directors. In addition, each of our directors annually undergoes an evaluation by the other directors, which measures, among other things, the director’s contributions to the Board including his/her knowledge, experience and judgment.

Importance of Diversity

Since adoption in 2003, the Criteria for Nomination as a Director appended to Akamai’s N&G Committee Charter have always emphasized the importance of diversity in determining the appropriate composition of our Board of Directors. The Criteria specifically state, “The [Nominating and Corporate Governance] Committee shall actively consider nominees who can contribute to the diversity of the Board of Directors in terms of gender, race, ethnicity and professional background. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law.”

Over the years, we have strived to improve the diversity of our Board to achieve the aspirations articulated in our governance charter. We believe that we have assembled an outstanding set of directors with varied backgrounds, experiences and viewpoints that understand our markets, our customers and our employees. Each director serving on our Board brings a unique perspective to our deliberations and discussions.

To help us maintain the broad diversity we have already achieved and to continually assess the effectiveness of this diversity policy, the Board of Directors conducts an annual self-evaluation and survey. The survey questions include an assessment of whether the composition of the Board is appropriately diverse and possesses the skills, experience and other characteristics consistent with achieving our corporate goals now and in the coming years.

Process for Identifying Candidates to Serve as Directors

To identify and evaluate attractive candidates, the members of the N&G Committee actively solicit recommendations from other members of Akamai’s Board of Directors and other professional contacts. In particular, Mr. Sagan, in his role as Executive Vice Chairman, is expected to focus on identification and recruitment of new directors. As potential candidates emerge, the N&G Committee meets from time to time to evaluate biographical information and background material relating to potential candidates; discusses those individuals with other members of the Board of Directors and Akamai’s senior management; and reviews the results of personal interviews and meetings conducted by members of the Board of Directors, senior management and our outside legal and accounting advisors. The Board of Directors encourages the participation of Akamai’s senior management in the candidate review process to provide insight, for example, on what additional perspectives and background could help the Board of Directors best provide appropriate guidance to management in dealing with the business risks and opportunities Akamai faces.

Stockholders may recommend individuals to the N&G Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the N&G Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under Akamai’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the N&G Committee or the Board of Directors, by following the procedures set forth in our bylaws and described under “Deadline for Submission of Stockholder Proposals for the 2014 Annual Meeting” below.

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Lead Director, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director considers to be important for the Board of Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which Akamai tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Corporate Secretary, Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts 02142.

Compensation Committee Interlocks and Insider Participation

Messrs. Coyne, Moore and Salerno and Mses. Goodwin and Greenthal were members of the Compensation Committee throughout 2012. Mr. Kight was a member of the Compensation Committee between January 2012 and July 2012. No member of the Compensation Committee was at any time during 2012, or formerly, an officer or employee of Akamai or of any of our subsidiaries, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No member of the Compensation Committee receives compensation, directly or indirectly, from Akamai in any capacity other than as a director.

None of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee at any time during 2012.

Report of the Audit Committee

The Audit Committee of our Board of Directors has furnished the following report on the Audit Committee’s review of our audited financial statements:

The Audit Committee of Akamai’s Board of Directors is responsible for, among other things, monitoring the integrity of Akamai’s consolidated financial statements, Akamai’s compliance with legal and regulatory requirements, Akamai’s system of internal controls (including oversight of our internal audit function, which reports directly to the Audit Committee) and the qualifications, independence and performance of our internal and independent auditors. The Audit Committee has the authority and responsibility to select, evaluate and, when appropriate, replace Akamai’s independent auditors. The Audit Committee acts under a written charter that was first adopted and approved by the Audit Committee and the Board of Directors in May 2000. The charter was amended and restated in March 2004 and most recently revised in 2006. The members of the Audit Committee are independent directors as defined by the Audit Committee charter and the NASDAQ Rules.

Akamai’s management is responsible for the financial reporting process, including Akamai’s system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, or PwC, Akamai’s independent auditors, is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to the financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence.

Our Director of Internal Audit reports directly to the Audit Committee. The Internal Audit function annually conducts a series of audits to test and verify Akamai’s internal financial and IT controls. This annual internal audit plan is reviewed and approved by the Audit Committee. Individual audit reports are reviewed at each Audit Committee meeting and any deficiencies are reviewed with management.

We reviewed Akamai’s audited consolidated financial statements that were included in Akamai’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Commission, which we refer to herein as the Financial Statements. We reviewed and discussed the Financial Statements with Akamai’s management and PwC. PwC has represented to the Audit Committee that, in its opinion, Akamai’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. We discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We also discussed with PwC its independence from Akamai and considered whether PwC’s rendering of certain services to Akamai, other than services rendered in connection with the audit or review of the Financial Statements, is compatible with maintaining PwC’s independence. See “Ratification of Selection of Independent Auditors” included elsewhere in this Proxy Statement. In connection with these matters, Akamai received the written disclosures and letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence.

Based on our review of the Financial Statements and reports to us and our participation in the meetings and discussions described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Financial Statements be included in Akamai’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Commission.

We have also appointed PwC to act as Akamai’s independent auditors for 2013.

Audit Committee

Frederic V. Salerno—Chair

Martin M. Coyne II

Pamela J. Craig

Jill A. Greenthal

Naomi Seligman

Certain Relationships and Related Party Transactions; Code of Ethics; Interest in Annual Meeting Matters

Akamai did not enter into any transactions of the type required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Under our written Code of Business Conduct and Ethics, our employees and members of our Board of Directors are prohibited from entering into any business, financial, or other relationship with our existing or potential customers, competitors, or suppliers that might impair, or appear to impair, the exercise of his or her judgment for Akamai. Our Code of Business Conduct and Ethics also prohibits situations involving Akamai entering into a business transaction with an executive officer or director, a family member of an executive officer or director, or a business in which such a person has any significant role or interest if such a transaction could give rise to a conflict of interest. Our executive officers and directors are obligated under the Code of Business Conduct and Ethics to disclose to our Legal Department any existing or proposed transaction or relationship that reasonably could be expected to give rise to a conflict of interest. The Legal Department then makes a determination, with such assistance as it deems appropriate, whether the transaction or relationship is in Akamai’s best interests and, if such transaction or relationship is entered into, the conditions under which it may proceed.

No person who served as a director or executive officer of Akamai during the year ended December 31, 2012 has a substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

PART FOUR

EXECUTIVE COMPENSATION MATTERS

Our Named Executive Officers

The following persons along with Mr. Sagan and J. Donald Sherman, who was our Chief Financial Officer from January 1, 2012 through February 29, 2012 served as Akamai executive officers in 2012:

James Benson, age 46, was elected Akamai’s Chief Financial Officer in February 2012, having previously served as Senior Vice President—Finance between September 2009 and February 2012. Prior to joining the Company, he was Vice President, Finance/Operations & CFO—Americas Technology Solutions Group at Hewlett-Packard Company, a technology company, since 2004.

Melanie Haratunian, age 53, was appointed our Executive Vice President and General Counsel effective January 1, 2013. She first joined Akamai in September 2003 as our Vice President, General Counsel and Corporate Secretary. She served as a Senior Vice President from 2008 through 2012. Prior to joining Akamai, Ms. Haratunian was Vice President and Deputy General Counsel of Allegiance Telecom Company Worldwide, the operating company of Allegiance Telecom, Inc., a competitive local, long distance and data telecommunications carrier.

Robert Hughes, age 45, was appointed our President—Worldwide Operations effective January 1, 2013. He first joined Akamai in 1999 and served as our Executive Vice President, Global Sales, Services and Marketing from 2006 through 2012. During the preceding five years, Mr. Hughes held the following positions at Akamai: from July 2004 through December 2005, Executive Vice President, Global Sales and Services; and from October 2001 through June 2004, Vice President Sales. Between 1999 and 2001, Mr. Hughes was a regional channels manager and then director of channel sales for Akamai.

Rick McConnell, age 47, was appointed Akamai’s President—Products and Development effective January 2013, having previously served as Executive Vice President—Products and Development from November 2011 through December 2012. Prior to joining the Company, Mr. McConnell was in a number of positions at Cisco Systems, including Vice President and General Manager of the Unified Communications Business Unit from 2004 until 2008, Vice President of Collaboration Strategy and Market Development from 2008 until 2010, and Vice President, Global Collaboration Software Sales from 2010 through 2011. Prior to Cisco, Mr. McConnell was Chief Executive Officer of Latitude Communications, which was acquired by Cisco in January 2004.

We refer to these individuals as our Named Executive Officers or NEOs.

Compensation Discussion and Analysis (CD&A)

The following discussion and analysis of Akamai’s executive compensation objectives, policies and practices is designed to provide an overview of the material elements of our compensation structure.

2012 Financial and Operational Highlights

As context for the compensation of our Named Executive Officers in 2012, below we provide some highlights of our financial and operational performance in 2012.

•     Revenue of $1.37 billion, our highest annual level ever, reflecting 19% growth over 2011

•     Net income of $204 million, or $1.12 per diluted share

•     Repurchased 4.4 million shares of our common stock during 2012 under our stock buyback program, offsetting the share dilution from our employee equity compensation programs

•     Completed four key acquisitions: Blaze Software, Cotendo, FastSoft and Verivue

•     Announced strategic relationships with AT&T and Orange

As a result of our strong corporate performance in 2012, our Named Executive Officers earned the maximum amount payable under the performance components of their annual cash incentive plan. In addition, they vested at the maximum level in the corporate financial component of the performance-based RSUs that were issued in 2012. These compensation programs are discussed in more detail below.

How We Considered the 2012 “Say-on-Pay” Advisory Vote on Executive Compensation

The Compensation Committee has consistently strived to balance the need to offer competitive executive compensation with what is in the long-term best interests of the company and our stockholders. To that end, we believe that taking seriously shareholder concerns and striving to incorporate best practices is of great importance to Akamai’s long-term success. At our 2012 Annual Meeting of Stockholders, we held an advisory vote on our 2011 executive compensation program, and 52% of the votes cast on the matter were voted in support of the program. In light of that vote, our Compensation Committee and Board of Directors, with the assistance of our independent compensation consultants, undertook an in-depth review of our pay practices and related policies to determine whether we are sufficiently aligning executive pay with company performance and incorporating best practices.

As part of that initiative, we reached out directly to our investors for their feedback. During the spring, summer and fall of 2012, we held numerous one-on-one discussions with our largest stockholders to discuss our compensation programs and other governance issues, ultimately meeting with our ten largest holders as well as other significant investors. We believe that these investors represented nearly 40% of our outstanding voting shares. These meetings were hosted by the Chair of our Compensation Committee and included members of management and, at different times, the Chair of our Nominating and Corporate Governance Committee. We learned a lot from these discussions about our investors’ perspectives on Akamai, our compensation programs and our governance practices.

As a result of the Compensation Committee’s review of our programs and the investor meetings, we took the following actions:

Elimination of Tax Gross-Ups—Beginning in 2008, we adopted a policy that our agreements with executives would not include an excise tax gross up provision. Prior to that time, Akamai had entered into agreements with Mr. Sagan, Ms. Haratunian and Mr. Hughes that included gross up provisions. In 2012, we amended our contracts with each of those executives (and all other senior employees with similar agreements) to eliminate the gross up provisions.

Move to Double-Trigger Change in Control Provisions—The Compensation Committee voted to eliminate provisions in future time-based equity award agreements that allow for acceleration of vesting upon the mere occurrence of a change in control of Akamai. The terms governing time-vesting equity awards granted after July 2012 eliminate this “single-trigger” vesting acceleration provision and allow for vesting acceleration only upon termination of employment without cause or for constructive termination following a change in control of Akamai (referred to as a “double trigger” acceleration). This change to a double trigger now applies to both executives and non-executives.

Elimination of Perpetual Terms to Change in Control Agreements—We amended our executive change in control agreements to eliminate the perpetual terms of those agreements, providing flexibility to the Compensation Committee to revisit the benefits and other terms of these arrangements in response to future events.

Increased Emphasis on Performance-Based Equity Compensation—We have taken steps to more explicitly incorporate our performance-oriented culture into our equity award programs:

•

The Compensation Committee approved significant changes to the equity compensation components of our 2013 executive compensation program—including our stock options and RSUs. In addition to time-vested RSUs, we have long relied on RSUs that only vest if Akamai achieves designated performance targets – such as annual revenues, earnings per share or free cash flow—for a portion of our annual compensation. In 2013, we significantly increased the overall weighting of performance-based RSUs in our executive pay packages. Specifically, performance-based RSUs represented 50% of the target value of executive equity awards we granted in January 2013—expressly aligning a significant part of the value of our executives’ compensation with financial metrics that matter to investors.

•

In 2013, we also changed the financial measures for our short-term and long-term incentive programs to eliminate identical performance metrics. In 2012, we used normalized earnings per share as a metric in both our cash bonus plan and our performance-based RSUs. In 2013, we moved to non-GAAP pre-tax income as the profitability-related performance metric for our cash bonus program and used several different components, free cash flow and revenue from different business lines, in our performance RSUs program. We believe that using a variety of metrics mitigates the risk of executives striving to achieve certain performance goals to the detriment of others.

•

A number of our investors expressed a preference that we include a performance component in special retention-focused RSUs that we may issue from time to time. In response, the Compensation Committee has adopted a policy that performance criteria will be considered on future grants of special retention-oriented or similar awards.

Compensation Policies and Practices Highlights

With the changes we made in 2012 in response to that year’s advisory vote on executive compensation, we believe we have strengthened our executive compensation policies and practices. Highlights of our current policies and practices include:

What We Do

•    Focus on Performance-Based Pay. The great majority of our executive pay is not guaranteed. For example, in 2012, our CEO’s fixed pay—base salary—represented less than 10% of the target direct compensation set by the Compensation Committee.

•    Cap Bonus Payouts. Our annual cash incentive programs for corporate executive management have caps on the maximum payout to eliminate the potential for unintended windfalls.

•    Clawbacks. If we restate our financial statements due to material noncompliance with financial reporting requirements as a result of misconduct, incentive payments to our CEO and CFO are subject to repayment under Sarbanes-Oxley.

•    Require Minimum Stock Ownership. We have significant stock ownership requirements for our executive officers and directors that apply throughout their relationship with us. Our CEO must own shares valued at 6 times his or her annual salary; other executives must own shares valued at 2 times their annual salary. We believe these standards are consistent with industry best practices.

•    Use Independent Compensation Consultants. The Compensation Committee has directly retained independent compensation consultants and frequently consults with them without management present.

•    Mitigate Undue Risk. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile, to help ensure that behaviors our programs are designed to incent are not likely to lead to adverse consequences or assume excessive risk.

•    Review Tally Sheets. The Compensation Committee reviews tally sheets for our executive compensation program participants prior to making compensation decisions so that the Compensation Committee has a full understanding of each individual’s incentive structure and total historical compensation.

What We Don’t Do

•    Allow Executives to Hedge or Pledge our Stock. Our Insider Trading Policy prohibits all employees, including our executive officers and members of the Board of Directors, from engaging in any hedging or other derivative transactions with respect to equity securities of Akamai held by them. Our policy also prohibits our executive officers and directors from pledging, or using as collateral, Akamai securities.

•    Provide for Single Trigger Vesting of Time-Based Vesting Equity Awards. Our equity grant agreements for time-based vesting awards granted after July 2012 to all employees no longer allow for acceleration of vesting solely upon the occurrence of a change in control.

•    Provide Extensive Perks. Other than group term life insurance premium payments for executives, our executive officers and directors receive no perquisites or other personal benefits.

•    Provide Tax Gross Ups. Our executives’ severance and change in control arrangements do not provide for tax gross ups in respect of golden parachute or 409A excise taxes.

•    Re-price Options. We do not re-price underwater options, and our proposed 2013 Stock Incentive Plan would also preclude repurchasing such options without shareholder approval.

Executive Summary of the 2012 Executive Compensation Program

The objective of our executive compensation program is to attract, retain and reward talented and hard-working professionals in a highly competitive business environment and to align executive pay with our financial performance and strategic business objectives. As seen in the charts below, we structured our 2012 pay packages to align with this goal.

Our pay mix demonstrates that a significant portion of our executives’ compensation is at risk and paid only on performance rather than guaranteed. For example, only 8% of our Chief Executive Officer’s compensation, his base salary, had a guaranteed value. For the other Named Executive Officers, the number, on average, was 18%. The value of the other components depends on our financial performance and the value of our stock. We believe that this approach to paying our executives is designed to closely align their interests with creating value for investors.

In 2012, as in past years, this alignment is further demonstrated by how closely our executive bonus payouts track our financial performance. Revenue and normalized earnings per share targets represented 80% of our executives’ cash bonus programs in 2010, 2011 and 2012. The tables below show how we performed against those targets—established by the Compensation Committee at the beginning of the year—and the resulting bonus payout as compared to the target bonus (aggregated for all Named Executive Officers). See “Cash Incentive Bonuses” below for information about the calculation of normalized earnings per share, which is a non-GAAP financial measure.

As these tables show, our executives were rewarded for exceptional performance in 2010 and 2012 but received bonuses that were well short of target when our financial performance failed to meet expectations in 2011.

In the CD&A section that follows, we go into more detail about our compensation practices and policies and discuss:

•	Our Objectives—the principles that guide our overall approach to setting compensation levels and how we seek to achieve those objectives

•	Elements of Compensation—Aligning Pay and Performance—a detailed description of the elements of our executive compensation program and how they are designed to align pay with our performance

•	The Process—a discussion of the roles played by the Compensation Committee of our Board, our independent compensation consultants and our Chief Executive Officer

•	Compensation Policies and Practices Relating to Risk Management—the factors that mitigate aspects of our compensation programs that could potentially encourage excessive risk taking

Our 2012 compensation tables follow this CD&A.

Our Objectives

Our executive compensation determinations are designed to meet key objectives, including:

•	Aligning the interests of our executives with those of our stockholders;

•	Motivating our leaders to deliver a high degree of business performance without encouraging excessive risk taking;

•	Encouraging and rewarding individual excellence; and

•	Attracting and retaining highly qualified individuals who can drive success in the competitive marketplace of today and the future.

Reward Long-Term Growth and Profitability. Our executives should be rewarded for achieving long-term results, and those rewards should be aligned with the interests of our stockholders. That is why we tie much of their compensation to measures of performance that our investors care about.

Aligning Compensation with Long—and Near-Term Corporate Goals. Our executives’ compensation should incent them to pursue our annual and long-term strategic goals. Prior to each fiscal year, our executive management team establishes strategic goals for the company that are then reflected in our executives’ compensation arrangements, particularly cash bonuses and long-term incentive compensation.

Motivating our Leaders to Deliver a High Degree of Business Performance Without Encouraging Excessive Risk Taking. A significant portion of our executives’ compensation is tied to performance metrics—either corporate financial results or individual goals. The Compensation Committee, working closely with the full Board in its review of management’s annual budget and planning processes, carefully sets the financial targets to ensure that they reflect challenging but realistically achievable goals based on the information available to management and the Board at that time. We want these targets to reflect our long-term financial model and to discourage excessive risk taking that would create outsized benefits or expose our business to unnecessary risks.

Encouraging and Rewarding Individual Excellence. In addition to considering external compensation data and corporate financial targets, we base our executive compensation decisions on a detailed review of additional factors including:

•	The individual’s past, present and expected future contributions to Akamai’s success.

•	Any significant changes in the individual’s role or responsibilities.

•	The relative compensation of different executives.

•	The long-term value of the executive.

The Compensation Committee and our CEO make judgments about the role of each executive in the pursuit and achievement of our corporate and strategic objectives. Typically, these judgments involve qualitative, rather than quantitative, evaluations about each individual’s past performance and expectations about future contributions. We believe that it is important to reward excellence, leadership and outstanding long-term company performance through compensation arrangements designed to retain and motivate executives while aligning their incentives with continued high levels of performance.

Remaining Competitive in the Market for Executive Talent. We believe maintaining compensation that is competitive with that offered by other companies in relevant markets is a key factor for both retention of key executives and attracting high-quality candidates for future openings. This was a key driver in how we designed our 2012 executive compensation program.

In the summer of 2011, the Compensation Committee retained Meridian Compensation Partners, or Meridian, to serve as our new independent compensation consultants as we began planning the 2012 executive compensation program. Meridian interviewed members of the committee and senior management to learn about Akamai’s business, our objectives and competitive influences on our ability to attract and retain talented personnel. Meridian also relied on key criteria in developing its recommended peer group of companies including:

•	Industry—companies should reflect our competitors for talent and business both in terms of industry and actual experience

•	Financial metrics—potential peers would ideally use similar performance measures

•	Business structure—such as number of reporting business segments

•	Historical peer group—to promote consistency and avoid peer group churn

•	Revenue and market capitalization—peers should be of similar size

With respect to the last item, Akamai’s revenue for 2011 was $1.159 million, and our market capitalization at the end of that year was $5.7 billion. The median 2011 revenue for our benchmarking peer group was $1.170 million, and the median market capitalization for the group at the end of that year was $6.784 billion.

Based on Meridian’s recommendations, the Compensation Committee ultimately adopted two peer groups. The list of companies below was used as our compensation benchmarking peer group for developing our 2012 compensation program for executives:

Equinix	Salesforce.com	Rackspace
Parametric Technology	Nuance Communications	Red Hat
F5 Networks	Adobe Systems	Informatica
VeriSign	Tibco Software	BMC Software
Progress Software	Compuware	ValueClick
Ciena	VMWare	Citrix
Autodesk	Quest Software	Riverbed Technology
Brocade Communications	Juniper Networks

Meridian found during its review and interview process that certain large technology companies consistently provide the greatest challenges for Akamai in competing for talent. While these firms might generally be too large for purposes of benchmarking values of executive pay levels, we believe that it is critical to understand their executive pay practices including incentive plan design, pay mix, long-term incentive vehicles and other practices. With that in mind, the Compensation Committee also adopted a design reference peer group to help develop an appropriate structure for our 2012 executive compensation program. The companies in this group are:

Apple	Microsoft	Cisco Systems
Oracle	Amazon	Google
EBay	Yahoo!	Juniper Networks
Adobe Systems	VMware	Netflix
Salesforce.com	F5 Networks	Rackspace

Ultimately, the Compensation Committee relied on our compensation benchmarking peer group for competitive feedback on levels of overall compensation (i.e., dollar amounts) and applied the lessons learned from our study of our design reference peer group to structure our programs such as the types of equity awards. For example, data presented by Meridian indicated that nearly all of the companies in our design reference peer group targeted total direct compensation at greater than the 50th percentile of their peer group with some targeting higher than the 75th percentile. To maintain our competitive position, Akamai has generally responded by targeting total direct executive compensation at between the 50th and 75th percentiles, with the exact level dependent on the individual value of each executive. We also structured and balanced the different elements of compensation to reflect trends across our design reference group.

Elements of Compensation—Aligning Pay and Performance

The annual compensation of our executive officers consists of three principal components: base salary, cash incentive bonuses and long-term equity-related incentives. While the pay mix may vary from year to year, the ultimate goal is to advance the objectives and policies we just discussed above. In the chart below, we provide an overview of each material element of our 2012 executive compensation program and describe how each such element is tied to our compensation objectives. Further analysis and discussion of each element and its importance follows the chart.

Element of Compensation	Description	Linkage to Compensation Objective

Base Salary	Salary is a market-competitive, fixed level of compensation	Attract and retain highly qualified leaders Motivate high degree of business performance Offer market—competitive compensation structure

Cash Incentive Bonuses	Annual cash payment tied to achievement of individual and corporate revenue and earnings-per-share goals	Attract and retain highly qualified leaders Motivate high degree of business performance Align interests with short-term strategic goals

Performance RSUs	Vest in two installments on the 2nd and 3rd anniversaries of the grant date only if we achieve a specified 2012 earnings per share target and designated mission critical goals established in year of grant	Reward long-term growth and profitability Align executive and long-term stockholder interests Align interests with short—and long-term strategic goals

Service-Based RSUs	Vest in equal 1/3 installments over a three-year period	Reward long-term growth and profitability Align executive and long-term stockholder interests Promote retention

Stock Options	Vest in equal 1/3 installments over a three-year period; exercise price set at fair market value on date of grant	Reward long-term growth and profitability Align executive and long-term stockholder interests Motivate high degree of business performance without excess risk taking

Base Salary

Base salaries represent a relatively small percentage of our overall compensation. We determine base salaries for our executives annually based on the scope of their responsibilities, taking into account the practices of companies in our compensation benchmarking peer group, the executives’ prior background, training and experience, the ability to replace the individual and, in certain instances, the base salary of the individual at his or her prior employment. We also review the skills and performance level of the individual executive relative to targeted performance criteria for the prior year and actual corporate performance in prior periods. The base salary of an executive officer is also evaluated together with the other components of his or her compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy. We target our executive base salaries at between the 50th and 75th percentiles of our benchmarking peer group companies. Salaries for our Named Executive Officers increased by between 1.8% and 5% between 2011 and 2012 to reflect changing market conditions and inflation, except that Mr. Benson’s salary increased by a greater amount to reflect his promotion to Chief Financial Officer.

Cash Incentive Bonuses

Cash incentive bonuses are designed to attract, retain and motivate our executives. Our bonus program incorporates our financial performance goals and our strategic objectives. We only pay a cash bonus, however, if performance warrants it. An overview of our 2012 cash incentive bonus plan follows:

Metric	Percentage Weighting	Why We Use This Metric	2012 Target	2012 Actual	Payout % Against Target

Revenue*	40%	Revenue is a fundamental measure of our success at selling our solutions, innovating and competing in the marketplace.	$1.307 million	$1.374 million	200%

Normalized Earnings Per Share**	40%	Normalized earnings per share is used by investors as an indicator of the profitability of our business because it eliminates the effects of events that are either not part of our core operations or are non-cash; we use it as a component of the bonus targets to align our executives’ interests with those of our investors.	$1.558	$1.81	200%

Management by Objectives (MBOs)	20%	MBOs are intended to incent executives to pursue Akamai’s objectives by setting challenging but realistically achievable goals that draw upon each individual’s particular leadership skills to advance our short—and long-term strategic interests. There is no automatic expectation of achievement. The maximum payout possible for achievement of MBOs is 100%.	N/A	N/A	See table below

*	Revenue calculated in accordance with generally accepted accounting principles in the United States, or GAAP.
**	To calculate normalized earnings per share, we first calculated normalized net income by adding the following items on a non-tax-effected basis to net income calculated in accordance with GAAP: amortization of other acquired intangible assets; stock-based compensation expense; stock-based compensation reflected as a component of amortization of capitalized internal-use software; restructuring charges and benefits; acquisition-related costs and benefits; certain gains and losses on investments; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time. Such number is then divided by the number of our shares of common stock, determined on a diluted basis, to calculate normalized earnings per share.

Below we provide a summary of the individual performance goals, or MBOs, for our Named Executive Officers, other than Mr. Sherman. Each executive’s goals included improving Akamai’s annual net promoter score. Achievement against MBOs for each executive other than the CEO is determined by the CEO. The CEO’s performance is assessed by the full Board of Directors. In 2012, it was determined that each individual achieved his or her MBOs.

Name	MBOs	2012 Achievement
Mr. Sagan	Work closely with the Board of Directors to ensure successful development and implementation of Akamai’s CEO succession plan. Complete successful onboarding of new senior executives and manage the career development and evolution of incumbent executives. Ensure successful positioning of Akamai in new areas of market opportunity. Continue to successfully lead the Company through a period of renewed growth while not compromising our long-term viability and shareholder value.	100%
Mr. Benson	Successfully integrate acquisitions, customer migrations and billing models. Demonstrate effective investor communications to ensure Akamai is appropriately positioned and valued. Build out next phase of finance organization model and continue to build and develop leadership team capabilities. Maintain SOX compliance and financial controls. Improve tax planning capabilities.	100%
Ms. Haratunian	Successfully pursue litigation matters Expand and develop new legal strategies to keep pace with the Corporation’s evolving go-to-market models. Support efforts to streamline and accelerate the customer contract process Define the scope of responsibility for an internal public policy function Enhance ethics and anti-corruption training.	100%
Mr. Hughes	Improve the training and development program for sales leadership positions, focused on forecasting, pipeline inspection and sales team motivation. Develop a new sales methodology training program. Create and execute a revenue stretch plan for 2012, focusing on specific product lines and aligning activities and incremental investments with Product Development Group priorities. Ensure the successful integration of the Cotendo acquisition. Improve forecasting process.	100%
Mr. McConnell	Launch a specified number of new products and/or services or major upgrades and spur Akamai’s culture of innovation. Develop and implement new product development process. Evolve Product Development Group structure and leadership to improve efficiency, agility and ability to execute on strategy. Deliver above plan results in core businesses. Develop and execute comprehensive business acceleration plans in targeted expansion areas.	100%

Long-Term Equity Incentives

We believe that stock options and restricted stock units are excellent incentive vehicles for executives that align executive and stockholder interests and assist in retention of those executives. In 2012, we issued to our executives stock options, time-vesting RSUs and performance-based RSUs.

Our decision to issue both stock options and RSUs reflects our belief that the two types of equity awards address different compensation goals. Like many technology companies, our common stock price is highly volatile, which creates uncertainty about the value of stock options. Stock options have no value if our stock price falls below the exercise price, which was the value on the date of grant. Stock options are closely aligned with our investors’ interest in a rising stock price. RSUs represent a means of providing equity-related value—compensation certainty—even if the stock price fluctuates which, we believe, helps with employee retention. In setting the mix between stock options and RSUs, the Compensation Committee also considers the dilutive impact of the different awards on our stockholders as well as our overall share usage.

We also use performance RSUs, which only vest if certain performance goals are satisfied. In an ongoing effort to simplify our long-term equity incentive program and to more closely align the interests of our executives and our stockholders, the Compensation Committee approved a revised structure to our performance-based RSU award program for executives for 2012. The primary change involved moving away from setting three-year performance targets, which have been difficult to develop given our rapidly changing industry. Instead, our 2012 performance RSUs were eligible for vesting based on two equally weighted factors: a 2012 normalized earnings per share target and achievement against a set of mission critical goals approved by the Compensation Committee. See “Cash Incentive Bonuses” above for information about the calculation of normalized earnings per share. To the extent our performance met or exceeded threshold level, the RSUs would vest 50% on the second anniversary of grant and 50% on the third anniversary of grant.

The vesting criteria for the 2012 normalized earnings per share component are summarized below:

Performance Level	Normalized Earnings Per Share Level	Numbers of RSUs That Become Issuable (as a % of Target)
Threshold	$1.478	0%
Target	$1.558	100%
Maximum	$1.638	200%

Our actual normalized earnings per share performance was $1.81, so 200% of that component of the performance RSUs (weighted 50%) for each Named Executive Officer (other than Mr. Sherman) became issuable.

The mission critical goals included:

•	Grow our Site and Enterprise Cloud businesses consistent with—or faster than—their respective markets by launching a segmented suite of performance services.

•	Grow our Media/CDN business consistent with, or faster than, industry trends and deliver a return that meets or exceeds our cost of capital by sustaining the best COGS position in the industry.

•	Enhance our Web security platform and build a roadmap for future security offers to meet the market need for protection against attacks.

•	Improve the agility, security and resiliency of our platform and make it more accessible to our customers and partners.

•	Drive market expansion and efficiently support new product introductions and channels by investing in enablement and support and driving growth in new markets and increasing the use of partners.

The Board of Directors determined that Mr. Sagan’s and the executive team’s achievement against the mission critical goals component (weighted 50%) was at 115% of target.

As a result of such achievement against the normalized earnings per share component and mission critical goals component, our executives’ performance RSUs became issuable as follows:

Name	Number of Performance RSUs Issuable at Target Level Achievement	Maximum Number of Performance RSUs Issuable	Actual Number of Performance RSUs That Became Issuable Based on Actual Achievement Against Targets
Mr. Sagan	53,533	107,066	84,314
Mr. Benson	9,364	18,728	14,748
Ms. Haratunian	5,544	11,088	8,732
Mr. Hughes	19,118	38,236	30,111
Mr. McConnell	3,823	7,646	6,021

Mr. McConnell’s equity award was relatively lower than the other executives because he started at Akamai in October 2011 and received a new hire equity award at that time.

The Annual Executive Compensation Process

The Compensation Committee establishes our executive compensation program with input from Meridian Partners, its independent compensation consultants, as well as our Chief Executive Officer. We establish the annual compensation packages for our executive officers at the beginning of each year after an extensive process of analysis and review of competitive trends, performance evaluations and investor input that occurs during the third and fourth quarters of the prior year.

Role of the Compensation Committee

The Compensation Committee sets the compensation for each of our Named Executive Officers and other senior executives. It also plays a role in assessing performance against prior-year corporate performance targets. For compensation plans or arrangements that are linked to corporate performance metrics, the Compensation Committee reviews Akamai’s financial performance to determine whether the applicable corporate performance goals have been met. The Compensation Committee retains, but we do not currently expect that it will exercise in the future, discretion to waive the achievement of stated corporate performance targets as a condition to payment of cash incentive bonuses. For assessments of performance against individual targets, the Committee works with the full Board of Directors and our Chief Executive Officer, as described below.

All equity incentive awards to our Named Executive Officers are granted by the Compensation Committee. In general, annual executive compensation determinations are made at the scheduled committee meeting in January or February of each year. Equity incentive awards to newly-hired executive officers are generally granted at the first regularly-scheduled Compensation Committee meeting following the individual’s date of hire. For retention purposes or to reflect changes in responsibilities or similar events or circumstances, the Compensation Committee may grant equity awards to our executive officers at other times during the year. We do not grant options at prices below the fair market value of our common stock on the date of grant. The exercise price for all stock option grants is set at a price equal to the closing price per share of our common stock as reported by NASDAQ on the date of grant, except that stock option awards issued as part of establishing annual compensation in January or February are deemed effective as of the second business day following the public announcement of our prior fiscal year earnings results and are priced on that date. In 2013, we began pricing annual executive RSUs on these dates as well. We believe that it is appropriate to price our executive equity awards after the annual earnings call, a time when the Board of Directors and the executives are not in possession of material nonpublic information about the prior year’s financial performance and after the market has had an opportunity to absorb such information.

Role of our Chief Executive Officer

The Chief Executive Officer meets with each Named Executive Officer who reports to him to review prior year performance and to establish written individual performance goals for the coming year. He makes a recommendation to the Compensation Committee as to proposed salary, bonus and equity incentive compensation for the coming year for these Named Executive Officers, including individual and departmental goals for the coming year. With respect to an assessment of achievement of individual or departmental objectives for Named Executive Officers during the prior year, the Chief Executive Officer makes such determination and may exercise discretion or judgment in the course of doing so. He then communicates the individual performance determination to the Compensation Committee.

The Compensation Committee works with our Chief Executive Officer, as well as the Lead Director and the Chairman of the Board, to establish the components of the Chief Executive Officer’s compensation, including specific individual performance goals. The Board of Directors (without the participation of the Chief Executive Officer), in consultation with our Chairman of the Board, Lead Director and the Compensation Committee, makes the determination of whether and to what extent the Chief Executive Officer has achieved his individual performance goals. Such assessment may involve the exercise of judgment or discretion by the Board of Directors. The Compensation Committee is the ultimate decision-maker with respect to the compensation of our Chief Executive Officer and other executives.

Role of Independent Compensation Consultants

Our Compensation Committee considered advice provided by Meridian in establishing our 2012 executive compensation program. Meridian was determined to have satisfied key independence criteria and reported directly to the Chair of the Compensation Committee. Meridian was first retained by Akamai in 2011 and, as described above, provided services to the Compensation Committee such as recommending a peer group of companies, assisting Akamai in surveying the practices of peer companies in the United States, as well as other companies with which we compete to attract and retain executive talent, comparing our compensation programs with such companies, reviewing the value of equity compensation previously granted to executives, developing a long-term executive compensation strategy and related services. Meridian did not provide us with any services in 2011 or 2012 beyond providing advice or recommendations on the amount or form of executive and director compensation.

Stock Ownership Requirements; Anti-Hedging Policy

Our executive officers are subject to significant minimum stock ownership requirements. Our Chief Executive Officer must hold a number of shares valued at six times his annual salary. Other executive officers must hold a number of shares valued at two times their annual salary. A senior executive’s stock ownership includes all shares of our common stock owned by the individual outright or held in trust for the senior executive and his or her immediate family and any shares of Akamai common stock in employee plans, but not the executive officer’s unvested or unexercised equity. If a senior executive fails to meet the ownership guidelines under the review procedures set forth in the guidelines as of the end of a five-year qualification period, he or she will not be permitted to sell any shares of the company’s stock until such time as he or she has exceeded the required ownership level. As of March 1, 2013, all of our named executive officers had either satisfied the minimum ownership requirement or are on track for compliance within the timeline for compliance set forth in the guidelines.

We have an insider trading policy that is applicable to all of our employees, consultants and members of our Board of Directors. The policy prohibits those individuals and their related persons from engaging in any speculative transactions involving our stock including the following activities: use of Akamai’s securities to secure a margin loan; short sales of Akamai’s securities; buying or selling puts or calls on Akamai’s securities; or transactions in publicly-traded options relating to Akamai’s securities (i.e., options that are not granted by Akamai).

Compensation Policies and Practices Relating to Risk Management

From time to time and at least annually, we review the potential risks associated with the structure and design of various Akamai compensation plans and report those findings to the Compensation Committee. In conducting this assessment, we review our material plans and programs, with particular emphasis on incentive compensation plans, including sales compensation, against key risks that our company faces. Our review takes into account changes in compensation programs, such as those we implemented in early 2012, as well as new risks we identify. We believe that the mix and design of the elements of our executive compensation do not encourage management to assume excessive or inappropriate risks. In addition, our compensation plans and programs operate within strong governance and review structures that serve and support risk mitigation. In particular, we believe the following factors mitigate any components of our compensation programs that would encourage excessive risk taking:

•	A balance of different types of compensation reduces the significance of any one particular component.

•	Significant weighting towards long-term incentive compensation discourages short-term risk taking.

•	Realistic goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation.

•	Cash incentive awards are capped by the Compensation Committee.

•	Stock ownership requirements aligning the interests of management with those of our stockholders.

•	Our executives are granted a mix of different types of compensation awards.

•

Our controls and procedures are designed to provide checks and balances to ensure that one or a small group of individuals cannot engage in activities that expose the company to excessive risks without having received approvals from other areas of the business or senior management.

Our Insider Trading Policy also prohibits our executives from hedging our common stock or engaging in other speculative transactions related to our shares. Our Chief Executive Officer and Chief Financial Officer are also subject to applicable clawback provisions of Sarbanes-Oxley Act of 2002 in the event of a restatement of our financial reporting.

In reviewing our compensation policies and practices for all employees, the Compensation Committee determined that they do not create risks that are reasonably likely to have a material adverse effect on Akamai.

Severance Arrangements

We believe that having in place reasonable and competitive employee severance plans is essential to attracting and retaining highly-qualified executives. Akamai’s severance arrangements are designed to provide reasonable compensation to departing executives under certain circumstances to facilitate an executive’s transition to new employment. Akamai seeks to mitigate any potential employer liability and avoid future disputes or litigation by requiring the executive to sign a separation and release agreement acceptable to Akamai as a condition to receiving severance benefits. See “Post-Employment Compensation and Other Employment Agreements” for a discussion of the specific severance and change in control benefits payable to our Named Executive Officers.

We do not consider specific amounts payable under the severance arrangements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive. In determining payment and benefit levels under the various circumstances triggering the provision of benefits under employment and severance agreements, the Compensation Committee has drawn a distinction between voluntary terminations and terminations for cause and terminations without cause or as a result of a change in control. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination for cause or voluntary resignation because such events reflect either inadequate performance or an affirmative decision by the executive to end his or her relationship with Akamai.

Each of our Named Executive Officers is also a party to agreements with us that provide for certain benefits in the event of a change in control of Akamai. We believe that having in place change-in-control benefits is an important mechanism designed to align the interests of management and stockholders when considering the long-term best future for the company. The primary purpose of these arrangements is to keep senior executives focused on pursuing all corporate transaction activity that is in the best interests of shareholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition benefits should serve the interests of both the executive and our investors.

In 2012, we amended our Executive Severance Pay Plan, Mr. Sagan’s employment letter agreement and Change in Control Agreements that we have with several of our Named Executive Officers. We also adopted new forms of stock option and RSU grant agreements. These changes primarily accomplished the following:

•	Eliminated excise tax gross ups from existing agreements;

•

Replaced single-trigger vesting for stock options and time-based vesting RSUs beginning in July 2012 with a requirement that the individual’s employment be terminated (including through constructive discharge) following a change in control; and

•

Eliminated the perpetual terms of executive Change in Control Agreements, thus providing flexibility to the Compensation Committee to revisit the benefits and other terms of these arrangements in response to future events.

We believe that these changes are consistent with the preferences of our largest investors and with emerging market practices.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to herein as the Code, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and the three other officers (other than the Chief Executive Officer and Chief Financial Officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being our three other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and may structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). There can be no assurance that compensation attributable to long-term incentive awards will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Akamai and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee Report

The Compensation Committee of our Board of Directors:

(1) has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement as required by Item 402(b) of Regulation S-K under the Exchange Act with management; and

(2) based on the review and discussion referred to in paragraph (1) above, the members of the Compensation Committee have recommended to the Board of Directors the inclusion of this Compensation Discussion and Analysis in this Proxy Statement for the 2013 Annual Meeting of Stockholders.

The Compensation Committee

C. Kim Goodwin—Chair

Martin M. Coyne II

Jill A. Greenthal

Geoffrey A. Moore

Frederic V. Salerno

Summary Compensation Table

The following table sets forth information with respect to compensation paid to our Named Executive Officers during the years ended December 31, 2012, 2011 and 2010:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)(2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(j)
Paul Sagan President and CEO	2012	806,175	—		5,466,255	1,770,370	1,730,661	(5)	9,773,461
	2011	756,843	—		9,799,922	1,199,994	119,988	(4)	11,876,747
	2010	602,710	—		2,749,555	986,667	1,375,430	(3)	5,714,362

James Benson Chief Financial Officer	2012	382,265	—		956,191	316,138	450,106	(5)	2,104,700
	2011	311,546	—		799,976	—	80,850	(4)	1,192,372
	2010	287,135	—		411,797	—	182,000	(3)	880,932

Melanie Haratunian Senior Vice President and General Counsel	2012	396,231	—		566,130	183,358	324,138	(5)	1,469,857
	2011	379,129	—		1,099,955	149,991	34,414	(4)	1,663,489
	2010	338,284	—		389,507	139,775	270,622	(3)	1,138,188

Robert Hughes Executive Vice President, Global Sales, Service and Marketing	2012	486,229	—		1,952,172	632,275	1,023,398	(5)	4,094,074
	2011	469,708	—		4,154,943	494,983	109,934	(4)	5,229,568
	2010	429,681	—		1,374,777	493,339	939,300	(3)	3,237,097

Rick McConnell	2012	483,586	—		390,399	126,455	615,392	(5)	1,615,832
Executive Vice President,	2011	68,933	100,000	(6)	1,999,998	1,109,211	—		3,278,142
Products and Development

J. Donald Sherman Former Chief Financial Officer	2012	92,434	—		1,561,772	505,820	—		2,160,026
	2011	465,137	—		3,654,945	494,983	62,663	(4)	4,677,728
	2010	430,166	—		1,374,777	493,339	561,958	(3)	2,860,240

(1)	Amounts reflect the aggregate grant-date fair value computed in accordance with Financial Accounting Standards Board, or FASB, ASC Topic 718 for equity awards granted to the Named Executive Officer during the applicable year. The assumptions we use in calculating these amounts are discussed in Note 15 of the Notes to our consolidated financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K, which accompanies this Proxy Statement, except that the amounts reflected in the table above exclude the impact of estimated forfeitures of equity awards.
(2)	Includes both service-based RSUs and Performance-Based RSUs. The value of all stock awards issued in 2010 assuming vesting of the maximum number of Performance-Based RSUs would be as follows: Mr. Sagan—$3,749,561; Mr. Benson—$617,696; Ms. Haratunian—$531,169; Mr. Hughes—$1,874,781 and Mr. Sherman—$1,874,781. The value of all stock awards issued in 2011 assuming vesting of the maximum number of Performance-Based RSUs would be as follows: Mr. Sagan—$11,399,874; Mr. Benson—$1,024,967; Ms. Haratunian—$1,299,917; Mr. Hughes—$4,814,940; and Mr. Sherman—$4,314,943. The value of all stock awards issued in 2012 assuming vesting of the maximum number of Performance-Based RSUs would be as follows: Mr. Sagan—$7,432,522; Mr. Benson—$1,300,130; Ms. Haratunian—$769,762; Mr. Hughes—$2,654,376; Mr. McConnell—$530,818; and Mr. Sherman—$2,123,558.
(3)	Represents amounts earned in 2010 under our cash incentive bonus program for executives but paid in 2011.
(4)	Represents amounts earned in 2011 under our cash incentive bonus program for executives but paid in 2012.
(5)	Represents amounts earned in 2012 under our cash incentive bonus program for executives but paid in 2013.
(6)	Reflects a signing bonus paid to Mr. McConnell upon joining Akamai.

Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards to our Named Executive Officers during the year ended December 31, 2012. All equity awards were issued under the Akamai Technologies, Inc. 2009 Stock Incentive Plan.

Name/ Award (a)	Grant Date (b)	Date of Approval of Grant if Different from Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Options Awards (4) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mr. Sagan
Performance-Based RSUs (1)	1/19/12	—	—	—	—	—	53,533	107,066	—	—	—	1,966,267
Service-Based RSUs	1/19/12	—	—	—	—	—	—	—	107,066	—	—	3,499,988
Stock options (2)	2/10/12	1/19/12	—	—	—	—	—	—	—	117,292	38.43	1,770,370
Cash Incentive Plan (3)	1/19/12	—	—	961,478	1,730,661	—	—	—	—	—	—	—

Mr. Benson
Performance-Based RSUs (1)	1/19/12	—	—	—	—	—	9,364	18,728	—	—	—	343,940
Service-Based RSUs	1/19/12	—	—	—	—	—	—	—	18,729	—	—	612,251
Stock options (2)	2/10/12	1/19/12	—	—	—	—	—	—	—	20,945	38.43	316,138
Cash Incentive Plan (3)	1/19/12	—	—	250,059	450,106	—	—	—	—	—	—	—

Ms. Haratunian
Performance-Based RSUs (1)	2/6/12	—	—	—	—	—	5,544	11,088	—	—	—	203,631
Service-Based RSUs	2/6/12	—	—	—	—	—	—	—	11,089	—	—	362,499
Stock options (2)	2/10/12	2/6/12	—	—	—	—	—	—	—	12,148	38.43	183,358
Cash Incentive Plan (3)	2/6/12	—	—	180,077	324,138	—	—	—	—	—	—	—

Mr. Hughes
Performance-Based RSUs (1)	1/19/12	—	—	—	—	—	19,118	38,236	—	—	—	702,204
Service-Based RSUs	1/19/12	—	—	—	—	—	—	—	38,237	—	—	1,249,968
Stock options (2)	2/10/12	1/19/12	—	—	—	—	—	—	—	41,890	38.43	632,275
Cash Incentive Plan (3)	1/19/12	—	—	568,555	1,023,398	—	—	—	—	—	—	—

Name/ Award (a)	Grant Date (b)	Date of Approval of Grant if Different from Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Options Awards (4) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mr. McConnell
Performance-Based RSUs (1)	1/19/12	—	—	—	—	—	3,823	7,646	—	—	—	140,419
Service-Based RSUs	1/19/12	—	—	—	—	—	—	—	7,647	—	—	249,980
Stock options (2)	2/10/12	1/19/12	—	—	—	—	—	—	—	8,378	38.43	126,455
Cash Incentive Plan (3)	1/19/12	—	—	341,885	615,392	—	—	—	—	—	—	—

Mr. Sherman
Performance-Based RSUs (1)	1/19/12	—	—	—	—	—	15,295	30,590	—	—	—	561,785
Service-Based RSUs	1/19/12	—	—	—	—	—	—	—	30,590	—	—	999,987
Stock options (2)	2/10/12	1/19/12	—	—	—	—	—	—	—	33,512	38.43	505,820

(1)	Consists of Performance-Based RSUs eligible for vesting in 2014 and 2015. Grant date fair value is calculated based on number of shares issuable at target achievement level.
(2)	Consists of stock options that vest over a three-year period based on continued employment. Grants were approved by the Compensation Committee on January 19, 2012, but the options were not issued until February 10, 2012, the second business day following the release of our 2011 earnings results.
(3)	Consists of performance-based cash incentive plan bonus awards. Actual amounts awarded are set forth in the Summary Compensation Table above.
(4)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the Named Executive Officer during 2012 and assumes target level of achievement for performance-based awards. The assumptions we use in calculating these amounts are discussed in Note 15 of the Notes to our consolidated financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K, which accompanies this Proxy Statement, except that the amounts reflected in the table above exclude the impact of estimated forfeitures of equity awards.

Outstanding Equity Awards at December 31, 2012

The following table sets forth information with respect to outstanding equity incentive awards held by our Named Executive Officers as of December 31, 2012:

	Option Awards				Stock Awards
Name/Award (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7) (j)
Mr. Sagan
Stock options	30,000	—	12.20	1/3/2015	—	—	—	—
Stock options	250,000	—	14.46	7/21/2015	—	—	—	—
Stock options	200,000	—	25.77	2/15/2016	—	—	—	—
Stock options	28,000	—	56.16	2/9/2014	—	—	—	—
Stock options	56,000	—	32.33	2/8/2018	—	—	—	—
Stock options	160,348	10,690	17.41	2/6/2016	—	—	—	—
Stock options	63,953	29,070	25.32	2/5/2017	—	—	—	—
Stock options	31,305	40,251	41.43	2/11/2018	—	—	—	—
Stock options (4)	—	117,292	38.43	2/10/2019	—	—	—	—
2010 Service-Based RSUs (2)	—	—	—	—	—	—	24,738	1,012,032
2010 Performance-Based RSUs (3)	—	—	—	—	—	—	37,106	1,518,006
2011 Service-Based RSUs (4)	—	—	—	—	15,531	635,373	—	—
2011 Performance-Based RSUs (3)	—	—	—	—	—	—	62,122	2,541,411
2011 Key Retention RSUs (5)	—	—	—	—	123,719	5,061,344	—	—
2012 Service-Based RSUs (4)	—	—	—	—	107,066	4,380,070	—	—
2012 Performance-Based RSUs (3)	—	—	—	—	—	—	107,066	4,380,070

Mr. Benson
Stock options	10,938	6,250	21.94	10/20/2016	—	—	—	—
Stock options (4)	—	20,945	38.43	2/10/2019	—	—	—	—
2010 Service-Based RSUs (2)	—	—	—	—	1,346	55,065	—	—
2010 Performance-Based RSUs (3)	—	—	—	—	—	—	8,034	328,650
2011 Service-Based RSUs (4)	—	—	—	—	4,404	180,168	—	—
2011 Performance-Based RSUs (3)	—	—	—	—	—	—	5,258	215,105
2011 Retention RSUs (6)	—	—	—	—	17,073	698,456	—	—
2012 Service-Based RSUs (4)	—	—	—	—	18,729	766,203	—	—
2012 Performance-Based RSUs (3)	—	—	—	—	—	—	18,728	766,162

	Option Awards				Stock Awards
Name/Award (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7) (j)
Ms. Haratunian
Stock options	46,310	—	5.12	9/21/2013	—	—	—	—
Stock options	50,000	—	12.26	1/24/2015	—	—	—	—
Stock options	25,000	—	14.46	7/21/2015	—	—	—	—
Stock options	35,000	—	25.77	2/15/2016	—	—	—	—
Stock options	9,000	—	56.16	2/9/2014	—	—	—	—
Stock options	12,500	—	32.33	2/8/2018	—	—	—	—
Stock options	17,816	1,188	17.41	2/6/2016	—	—	—	—
Stock options	9,059	4,119	25.32	2/5/2017	—	—	—	—
Stock options	3,913	5,031	41.43	2/11/2018	—	—	—	—
Stock options (4)	—	12,148	38.43	2/10/2019	—	—	—	—
2010 Service-Based RSUs (2)	—	—	—	—	—	—	3,505	143,390
2010 Performance-Based RSUs (3)	—	—	—	—	—	—	5,257	215,043
2011 Service-Based RSUs (4)	—	—	—	—	1,942	79,447	—	—
2011 Performance-Based RSUs (3)	—	—	—	—	—	—	7,764	317,625
2011 Key Retention RSUs (5)	—	—	—	—	13,256	542,303	—	—
2012 Service-Based RSUs (4)	—	—	—	—	11,089	453,651	—	—
2012 Performance-Based RSUs (3)	—	—	—	—	—	—	11,088	453,610

Mr. Hughes
Stock options	15,500	—	14.46	7/21/2015	—	—	—	—
Stock options	100,000	—	25.77	2/15/2016	—	—	—	—
Stock options	13,500	—	56.16	2/9/2014	—	—	—	—
Stock options	50,000	—	32.33	2/8/2018	—	—	—	—
Stock options	7,000	6,236	17.41	2/6/2016	—	—	—	—
Stock options	31,977	14,535	25.32	2/5/2017	—	—	—	—
Stock options	12,913	16,603	41.43	2/11/2018	—	—	—	—
Stock options (4)	—	41,890	38.43	2/10/2019	—	—	—	—
2010 Service-Based RSUs (2)	—	—	—	—	—	—	12,369	506,016
2010 Performance-Based RSUs (3)	—	—	—	—	—	—	18,553	759,003
2011 Service-Based RSUs (4)	—	—	—	—	6,407	262,110	—	—
2011 Performance-Based RSUs (3)	—	—	—	—	—	—	25,626	1,048,360
2011 Key Retention RSUs (5)	—	—	—	—	53,022	2,169,130	—	—
2012 Service-Based RSUs (4)	—	—	—	—	38,237	1,564,276	—	—
2012 Performance-Based RSUs (3)	—	—	—	—	—	—	38,236	1,564,235

	Option Awards				Stock Awards
Name/Award (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7) (j)
Mr. McConnell
Stock options	14,116	72,348	26.64	11/1/2018	—	—	—	—
Stock options (4)	—	8,378	38.43	2/10/2019	—	—	—	—
2011 New Hire RSUs (1)	—	—	—	—	56,307	2,303,519	—	—
2012 Service-Based RSUs (4)	—	—	—	—	7,647	312,839	—	—
2012 Performance-Based RSUs (3)	—	—	—	—	—	—	7,646	312,798

(1)	Unless otherwise noted, consists of equity awards that vest over four years with 25% vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments of 6.25% thereafter.
(2)	Consists of service-based RSUs that vest in three equal annual installments subject to achievement of annual financial targets commencing in the year in which the RSUs were granted.
(3)	Consists of Performance-Based RSUs and reflects maximum number of shares issuable in respect thereof. Performance-Based RSUs granted in 2010 are eligible for vesting in 2013 following determination of our financial results from fiscal years 2010, 2011 and 2012. Performance-Based RSUs granted in 2011 are eligible for vesting in 2014 following determination of our financial results from fiscal years 2011, 2012 and 2013. Performance-Based RSUs granted in 2012 are eligible for vesting in 2014 and 2015 following determination of our financial results from fiscal year 2012.
(4)	Consists of service-based equity awards that vest in three equal annual installments on the first, second and third anniversaries of the date of grant.
(5)	Consists of service-based RSUs that vest in two equal annual installments on the first and second anniversaries of the date of grant.
(6)	Consists of service-based RSUs that vest as follows: 33% of the original number of RSUs on the second anniversary of the Grant Date and 16.75% at the end of each three-month period following such second anniversary date
(7)	Based on the $40.91 closing sale price of our common stock on December 31, 2012 as reported by the NASDAQ Global Select Market.

Mr. Sherman held no equity awards at December 31, 2012.

Option Exercises and Stock Vested

The following table sets forth the number of shares acquired upon exercise of stock options by our Named Executive Officers in 2012 and the value realized upon exercise and the value realized upon vesting of RSU awards in 2012.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (1) (c)	Number of Shares Acquired on Vesting (2) (#) (d)	Value Realized on Vesting ($) (3) (e)
Mr. Sagan	390,000	11,459,081	185,115	6,968,956
Mr. Benson	—	—	11,495	410,812
Ms. Haratunian	—	—	23,162	868,196
Mr. Hughes	122,880	2,444,362	83,040	3,123,170
Mr. McConnell	10,000	123,600	18,768	712,996
Mr. Sherman	223,085	1,920,520	30,018	1,087,655

(1)	Represents the amount realized from all option exercises during 2012.

(2)	Consists of RSUs vesting during 2012.
(3)	Calculated by multiplying the number of shares vested by the closing sale price of one share of our common stock on the vesting date.

Post-Employment Compensation and Other Employment Agreements

Severance Arrangements. Each of our Named Executive Officers, other than Mr. Sagan and Mr. Sherman, is a participant in the Executive Severance Pay Plan, which we refer to herein as the Severance Plan. Under the Severance Plan, participants who are terminated for any reason other than “cause” (as defined in the Severance Plan) and have signed a separation and release agreement acceptable to Akamai are entitled to:

•	a lump sum payment equal to one year of the participant’s then-current base salary;

•

a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under Akamai’s then-current cash incentive plan, if any, in the year of the executive’s termination had both Akamai and the executive achieved the target bonus objectives set forth in such executive’s bonus plan during such year; and

•	reimbursement of up to 12 times the monthly premium for continued health and dental insurance coverage.

Mr. Sagan’s Employment Offer Letter Agreement. Mr. Sagan did not participate in the Executive Severance Plan. We are party to a letter agreement with him, the material terms of which have been in place since he became our Chief Executive Officer in 2005, that provides that, in addition to his annual salary, Mr. Sagan is eligible to receive an incentive bonus in any year that Akamai enters into a bonus plan for its senior executive team. Either Akamai or Mr. Sagan may terminate the agreement upon 30 days advance written notice to the other party; provided however, that in the event Mr. Sagan is terminated for “cause” (as defined in the letter agreement), Akamai may elect to pay Mr. Sagan an amount equal to 30 days of his then-current salary in lieu of providing him 30 days’ notice of the termination of his employment. If Mr. Sagan is terminated without “cause” (as defined in his letter agreement) or terminates his employment for “good reason” (as defined in the letter agreement) following a “change in control” (as defined in the letter agreement) of Akamai, he shall be entitled to:

•	accelerated vesting of any options and any service-based RSUs held by him;

•	a lump sum cash payment equal to two years of his then-current base salary; and

•	a lump sum cash payment equal to two times his then-applicable annual incentive bonus at target.

If, outside of the change in control context, Mr. Sagan’s employment is involuntarily terminated for any reason other than cause or if he dies or becomes disabled, he shall be entitled to a lump sum cash payment equal to:

•	a lump sum cash payment equal to one year of his then-current base salary;

•	a lump sum cash payment equal to his then-applicable annual incentive bonus at target; and

•

a lump sum cash payment in an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination of his employment.

Executive Equity and Change in Control Agreements. As of December 31, 2012, each of our Named Executive Officers, other than Mr. Sagan, had entered into stock option grant agreements, change in control agreements and RSU grant agreements that provide for acceleration of all or a portion of equity awards held by such executives upon a change in control of Akamai. In the event of a termination within one year following a change in control of Akamai, such executives will receive full acceleration of stock options so that such stock options become 100% vested; a lump sum payment equal to one year of the executive’s then-current base salary; a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under our cash incentive plan in effect immediately before the change in control event; and reimbursement for up to 12 months of health insurance coverage. In the event of a change in control that does not involve termination, there is an acceleration of one-year of unvested awards that vest on the basis of the passage of time. Under the terms of agreement governing service-based RSUs, upon the occurrence of a change in control, vesting of 1/3 of the number of service-based RSUs originally granted shall accelerate upon a change in control. Under the terms of the agreement governing the three-year Performance-Based RSUs, upon a change in control, vesting shall accelerate for between 0% and 100% of outstanding Performance-Based RSUs depending on the date on which the change in control occurs and an extrapolation of Akamai’s historical performance against relevant performance metrics as of such date. See “Potential Payments Upon Termination or Change in Control” below for a description of the benefits payable to our Named Executive Officers upon a change in control of Akamai.

Dr. Leighton’s Employment Offer Letter Agreement. In February 2013, we entered into a letter agreement with Dr. Leighton in connection with him becoming our Chief Executive Officer. The agreement provides that, in addition to his annual salary, Dr. Leighton is eligible to receive an incentive bonus in any year that Akamai enters into a bonus plan for its senior executive team. Either Akamai or Dr. Leighton may terminate the agreement upon 30 days advance written notice to the other party; provided however, that in the event Dr. Leighton is terminated for “cause” (as defined in the letter agreement), Akamai may elect to pay Dr. Leighton an amount equal to 30 days of his then-current salary in lieu of providing him 30 days’ notice of the termination of his employment. If Dr. Leighton s terminated without “cause” (as defined in his letter agreement) or terminates his employment for “good reason” (as defined in the letter agreement) following a “change in control” (as defined in the letter agreement) of Akamai, he shall be entitled to:

•	accelerated vesting of any options and any service-based RSUs held by him;

•	pro rata vesting at target of performance-based RSUs held by him; and

•	a lump sum cash payment equal to one year of his then-current base salary; and

•	a lump sum cash payment equal to one year of his then-applicable annual incentive bonus at target.

If, outside of the change in control context, Dr. Leighton’s employment is involuntarily terminated for any reason other than cause or if he dies or becomes disabled, he shall be entitled to a lump sum cash payment equal to:

•	a lump sum cash payment equal to one year of his then-current base salary;

•	a lump sum cash payment equal to his then-applicable annual incentive bonus at target; and

•

a lump sum cash payment in an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination of his employment.

The letter agreement also provides that unless Akamai consents otherwise on a case by case basis, to ensure the maximum efficiency of Dr. Leighton’s business travel and to ensure his security on business travel, all of his air travel on Akamai business shall be via private air transportation; however, Dr. Leighton shall pay the costs of such airfare.

Potential Payments Upon Termination or Change in Control

The chart set forth below describes the estimated benefits provided under various circumstances that trigger payments or provision of benefits under Akamai’s severance plan and other arrangements. Payments would not be cumulative. The value of equity incentive awards for which vesting would accelerate is calculated as if the triggering event occurred on December 31, 2012. Our closing stock price on December 30, 2012 was $40.91. The chart excludes disclosure for Mr. Sherman whose employment with Akamai terminated on February 29, 2012; he did not receive any severance payments.

Name	Triggering Event	Cash Severance Payment	Stock Option Acceleration	Restricted Stock Unit Acceleration (1)	Other Benefits
Mr. Sagan	Voluntary Separation	None	None	None	None
	Involuntary Separation Without Cause	$ 1.7 million	None	100% acceleration of retention RSUs, a value of $5.1 million.	12 times monthly premium for continued health and dental coverage; a lump-sum matching contribution to 401(k) plan for contributions made during calendar year.
	Termination for Cause	None	None	None	None
	Change in Control Event	None	1-year forward acceleration of unvested options, a value $0.7 million	1-year forward vesting of service-based RSUs and 100% vesting of retention RSUs, a value of $7.9 million.
	Termination following a Change in Control (2)	$ 3.5 million	Acceleration in full of all outstanding unvested options, a value of $0.3 million.	100% acceleration of service-based RSUs and partial vesting of performance RSUs, a value of $4.2 million.	12 times monthly premium for continued health and dental coverage; a lump-sum matching contribution to 401(k) plan for contributions made during calendar year.
	Death or Disability	$ 1.7 million	Acceleration in full of all outstanding unvested options, a value of $1.0 million.	100% acceleration of retention RSUs and service-based RSUs, a value of $11.1 million.	12 times monthly premium for continued health and dental coverage.
Mr. Benson	Voluntary Separation, Death or Disability	None	None	None	None
	Involuntary Separation Without Cause	$ 0.6 million	None	None	12 times the monthly premium for continued health and dental coverage.
	Termination for Cause	None	None	None	None
	Change in Control Event	None	1-year forward acceleration of unvested options, a value $0.1 million	1-year forward vesting of service-based RSUs, a value of $0.8 million.
	Termination following a Change in Control (2)	$ 0.6 million	Acceleration in full of all outstanding unvested grants, a value of $0.03 million.	Partial vesting of performance RSUs, a value of $0.6 million.	12 times the monthly premium for continued health and dental coverage.
Ms. Haratunian	Voluntary Separation, Death or Disability	None	None	None	None
	Involuntary Separation Without Cause	$ 0.5 million	None	100% acceleration of retention RSUs, a value of $0.5 million	12 times the monthly premium for continued health and dental coverage.
	Termination for Cause	None	None	None	None
	Change in Control Event	None	1-year forward acceleration of unvested options, a value $0.1 million	1-year forward vesting of service-based RSUs and 100% vesting of retention RSUs, a value of $0.9 million.

Name	Triggering Event	Cash Severance Payment	Stock Option Acceleration	Restricted Stock Unit Acceleration (1)	Other Benefits
	Termination following a Change in Control (2)	$ 0.5 million	Acceleration in full of all outstanding unvested grants, a value of $0.03 million.	Partial vesting of performance RSUs, a value of $0.5 million.	12 times the monthly premium for continued health and dental coverage.
Mr. Hughes	Voluntary Separation, Death or Disability	None	None	None	None
	Involuntary Separation Without Cause	$ 1.0 million	None	100% acceleration of retention RSUs, a value of $2.2 million.	12 times the monthly premium for continued health and dental coverage.
	Termination for Cause	None	None	None	None
	Change in Control Event	None	1-year forward acceleration of unvested options, a value $0.4 million	1-year forward vesting of service-based RSUs and 100% acceleration of retention RSUs, a value of $3.3 million.
	Termination following a Change in Control (2)	$ 1.0 million	Acceleration in full of all outstanding unvested grants, a value of $0.1 million.	Partial vesting of performance RSUs, a value of $1.7 million.	12 times the monthly premium for continued health and dental coverage.
Mr. McConnell	Voluntary Separation, Death or Disability	None	None	None	None
	Involuntary Separation Without Cause	$ 0.8 million	None	None	12 times the monthly premium for continued health and dental coverage.
	Termination for Cause	None	None	None	None
	Change in Control Event	None	1-year forward acceleration of unvested options, a value $0.4 million	1-year forward vesting of service-based RSUs, a value of $0.9 million.
	Termination following a Change in Control (2)	$0.8 million	Acceleration in full of all outstanding unvested grants, a value of $0.7 million.	Partial vesting of performance RSUs, a value of $0.2 million.	12 times the monthly premium for continued health and dental coverage.

(1)	Assumes no three-year performance RSUs qualify for acceleration under the terms of the grant agreements governing such RSUs. “Retention RSUs” refers to RSUs that were granted to certain Named Executive Officers in October 2011 that have unique acceleration provisions that apply in the event of a termination without cause or a change in control of Akamai.
(2)	Values associated with equity award acceleration assume that acceleration provisions applicable upon the occurrence of a change in control event have already been triggered.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table reflects the number of shares of our common stock that, as of December 31, 2012, were outstanding and available for issuance under compensation plans that have previously been approved by our stockholders as well as compensation plans that have not previously been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (4) (c)
Equity Compensation Plans Approved by Security Holders (1)(2)	11,382,963	$28.62	7,914,321
Equity Compensation Plans not Approved by Security Holders (3)	874,200	$4.11	307,255
Total	12,257,163	$26.49	8,221,576

(1)	Consists of stock options and other equity rights, such as DSUs and RSUs, issuable under the Akamai Technologies, Inc. Second Amended and Restated 1998 Stock Incentive Plan, which we refer to herein as the 1998 Plan, the Akamai Technologies, Inc. Amended and Restated 1999 Employee Stock Purchase Plan, as amended, which we refer to herein as the 1999 Employee Stock Purchase Plan, the 2006 Stock Incentive Plan, and the Akamai Technologies, Inc. 2009 Stock Incentive Plan, which we refer to herein as the 2009 Stock Incentive Plan. The 1998 Plan expired in 2008 and the 2001 Stock Incentive Plan, which we refer to as the 2001 Stock Incentive Plan expired in 2011; therefore, no additional shares are available for issuance under such plans. The Board of Directors has determined that no additional shares may be issued under the 2006 Stock Incentive Plan.
(2)	Excludes RSUs issuable for, and stock options to purchase up to, 51,256 shares of our common stock. Such stock options, having a weighted average exercise price of $3.95 per share, and RSUs were issued pursuant to stock option plans assumed in connection with our acquisitions of InterVU, Inc., Network24 Communications, Inc., Speedera Networks, Inc., Nine Systems Corporation, Netli, Inc., Red Swoosh Inc., the parent company of aCerno, Inc., and Blaze Software, Inc. No future equity awards may be issued under these plans.
(3)	Consists of stock options issuable under the Akamai Technologies, Inc. 2001 Stock Incentive Plan and the Cotendo Inc. Amended and Restated 2008 Stock Plan, which we refer to as the Cotendo Plan.
(4)	Includes 1,500,000 shares available for future issuance under our 1999 Employee Stock Purchase Plan. At our 2002 Annual Meeting of Stockholders, our stockholders approved an evergreen provision for the 1999 Employee Stock Purchase Plan pursuant to which the number of shares available for issuance automatically increases to up to 1,500,000 shares each June 1 and December 1, subject to an aggregate cap of 20,000,000 shares.

The following is a brief description of the material features of the equity compensation plan reflected in the chart above that was not approved by our stockholders:

Our 2001 Stock Incentive Plan allows for a total of 5,000,000 shares of our common stock, subject to adjustment in the event of a stock split or similar event, to be issued to our consultants, advisors and employees, including individuals who have accepted offers for employment with us; however, the 2001 Stock Incentive Plan excludes from participation all directors and all officers within the meaning of Section 16 of the Exchange Act and related rules. The 2001 Stock Incentive Plan provides for the granting of non-statutory stock options, restricted stock awards and other stock-based awards. A copy of the 2001 Stock Incentive Plan was filed with the Commission as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

In connection with our acquisition of Cotendo, Inc., we assumed unvested stock options issued by Cotendo on an as-converted basis of which 396,892 shares were outstanding at December 31, 2012. Each assumed option continues to have the same terms and conditions in effect prior to the acquisition, except that the number of shares received upon exercise of such assumed options and the exercise price thereof were in adjusted in accordance with the transaction terms. RSUs from the Cotendo Plan representing 294,854 shares of Akamai common stock were granted to employees of Cotendo following the acquisition closing date in satisfaction of the terms of the merger agreement and to induce continued employment following the merger.

The Cotendo Plan allows for a total of 1.1 million shares of our common stock subject to adjustment in the event of a stock split or similar event, to be issued to our former employees of Cotendo who are not Akamai directors or officers within the meaning of Section 16 of the Exchange Act and related rules. The Cotendo Plan provides for the granting of stock options, restricted stock and restricted stock units. A copy of the Cotendo Plan was included as an exhibit to our Registration Statement on Form S-8 Annual Report filed with the Commission on March 14, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, which we refer to herein as Section 16(a), requires our officers and directors, and holders of more than ten percent of a registered class of our equity securities, which we refer to herein collectively as reporting persons, to file reports of ownership and changes in ownership of such securities with the Commission. Reporting persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of reports filed by reporting persons or written representations from such persons pursuant to Item 405 of Regulation S-K under the Exchange Act, we believe that during 2012, all filings required to be made by the reporting persons pursuant to Section 16(a) with respect to Akamai securities were made in accordance with Section 16(a).

PART FIVE

MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

*   *   *

ITEM ONE

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will vote to elect the four nominees named in this Proxy Statement as Class II directors. Each of the Class II directors elected at the Annual Meeting will hold office until the 2016 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Pamela Craig, F. Thomson Leighton, Paul Sagan and Naomi Seligman to serve as Class II directors for a term expiring at the 2016 Annual Meeting of Stockholders. The persons named in the enclosed proxy will vote to elect Mses. Craig and Seligman and Messrs. Leighton and Sagan unless a stockholder indicates that the shares should be voted against one or more of such nominees.

In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable or will decline to serve.

Board of Directors Recommendation

Our Board of Directors believes that approval of the election of Pamela Craig, F. Thomson Leighton, Paul Sagan and Naomi Seligman to serve as Class II directors is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR each of these nominees.

ITEM TWO

APPROVAL OF 2013 STOCK INCENTIVE PLAN

Overview

In the opinion of Akamai’s Board of Directors, the future success of Akamai depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On February 25, 2013, Akamai’s Board of Directors, acting through its Compensation Committee, adopted, subject to stockholder approval, the Akamai Technologies, Inc. 2013 Stock Incentive Plan, which we refer to as the 2013 Stock Incentive Plan.

The 2013 Stock Incentive Plan would allow for the issuance of up to 8,000,000 shares of our common stock plus such additional number of shares of common stock as is equal to the sum of (i) the number of shares of common stock reserved for issuance under our 2009 Stock Incentive Plan, or the 2009 Stock Incentive Plan, that are available for grant under the 2009 Stock Incentive Plan immediately prior to the date this Plan is approved by our stockholders and (ii) the number of shares of common stock subject to awards granted under our 2009 Stock Incentive Plan, our Second Amended and Restated 1998 Stock Incentive Plan, our 2001 Stock Incentive Plan and our 2006 Stock Incentive Plan (together, the “Existing Plans”) which awards expire, terminate or are otherwise surrendered, canceled, or forfeited or repurchased by Akamai at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations of the Code).

We will no longer issue awards under the 2009 Stock Incentive Plan upon approval by stockholders of the 2013 Stock Incentive Plan.

Since 2009, we have had in place stock repurchase plans approved by our Board of Directors. The primary purpose of these plans has been to offset, in whole or in part, the dilution attributable to shares issued in respect of awards under our stock incentive plans. In 2011 and 2012, we repurchased in the open market approximately 12.3 million and 4.4 million shares of our common stock, respectively, in each case offsetting more than 100% of the dilution attributable to equity awards issued under the 2009 Stock Incentive Plan during such years.

As of March 22, 2013, our record date for the Annual Meeting, options covering             shares of our common stock with a weighted average exercise price of $             and a weighted average remaining term of      years were outstanding under the 2009 Stock Incentive Plan and our other equity compensation plans. As of March 22, 2013, unvested RSUs and DSUs issued under our 2009 Stock Incentive Plan and our other compensation plans covering              shares of our common stock were outstanding. Finally, as of March 22, 2013,              shares were available for future grant under the 2009 Stock Incentive Plan.

The 2013 Stock Incentive Plan is intended to be a broad-based plan that allows for the issuance of equity awards deep into our organization. Approximately 2,200 employees, or about 60% of our employee population, currently participate in our equity incentive compensation programs.

The Board of Directors believes that approving 8,000,000 shares for issuance under the 2013 Stock Incentive Plan is appropriate and in the best interests of stockholders given Akamai’s current expectations on hiring created by recent business growth, the highly competitive environment in which we recruit and retain employees, the dilution rate of Akamai’s peers and Akamai’s historical rate of issuing equity awards. Our management will carefully consider all proposed grants under the 2013 Stock Incentive Plan.

In developing our share request for the 2013 Stock Incentive Plan and analyzing the impact of utilizing equity on our shareholders, we consider the our “burn rate” and “overhang.”

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Our burn rate is low for a technology company, and we have reduced our burn rate in recent years. Set forth below is a table that reflects our burn rate for 2012, 2011 and 2010 as well as the average over those years.

FY	Options Granted (1)	Full Value Shares Granted (2)	Total Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (3)
2012	390,000	3,216,000	3,606,000	177,900,000	2.03%
2011	656,000	3,611,000	4,267,000	183,866,000	2.32%
2010	1,577,000	2,768,000	4,345,000	177,309,000	2.45%
Three-Year Average					2.27%

(1)	Excludes options assumed by Akamai in connection with acquisitions of other companies and equity awards previously issued by such acquired companies.
(2)	For performance-based awards, reflects maximum number of shares issuable pursuant to such awards. If gross burn rate were calculated based on the actual or projected number of shares issuable pursuant to performance-based awards, such amounts would be 1.99%, 2.02% and 2.25% for fiscal years 2012, 2011 and 2010 respectively.
(3)	“Gross Burn Rate” is defined as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our overhang at December 31, 2012 was 9.59%. If the

8 million shares proposed to be authorized for grant under the 2013 Stock Incentive Plan are included in the calculation, our overhang would have been 13.12% at December 31, 2012, which assumes no repurchases to offset dilution under our stock repurchase program.

Summary of the 2013 Stock Incentive Plan

The following summary of the 2013 Stock Incentive Plan is qualified in its entirety by reference to the 2013 Stock Incentive Plan, a copy of which is attached as Appendix A to the electronic copy of this Proxy Statement filed with the Commission and may be accessed from the Commission’s website at www.sec.gov. In addition, a copy of the 2013 Stock Incentive Plan may be obtained by making a written request to our General Counsel at Akamai Technologies, Inc., 8 Cambridge Center, Cambridge, Massachusetts, 02142. References to the Board of Directors in this summary shall include the Compensation Committee of the Board of Directors or any similar committee appointed by the Board of Directors to administer the 2013 Stock Incentive Plan.

Types of Awards; Shares Available for Issuance.

The 2013 Stock Incentive Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, other stock-based awards and performance awards or other awards in the form of cash awards; we refer to these securities as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2013 Stock Incentive Plan for (i) up to 8,000,000 shares of our common stock; (ii) the number of shares of common stock reserved for issuance under the 2009 Stock Incentive Plan that remain available for grant under the 2009 Stock Incentive Plan immediately prior to the date the 2013 Stock Incentive Plan is approved by stockholders and (iii) any shares of common stock subject to awards that are currently outstanding under the Existing Plans that expire, are terminated, cancelled, surrendered or forfeited, or are repurchased by Akamai at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Code), subject to adjustment under the terms of the 2013 Stock Incentive Plan. In addition, if any Award granted under the 2013 Stock Incentive Plan expires or is terminated, canceled, forfeited or otherwise results in any common stock not being issued, the unused common stock covered by such Award shall revert or again be available for the grant of Awards under the 2013 Stock Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). However, shares of common stock delivered to Akamai by a participant to purchase common stock upon exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares of common stock available for the future grant of Awards under the 2013 Stock Incentive Plan. In addition, common stock repurchased by Akamai on the open market using proceeds from the exercise of an Award shall not increase the number of shares of common stock available for future grant of Awards under the 2013 Stock Incentive Plan.

Certain sub-limitations apply to the shares available for issuance under the 2013 Stock Incentive Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the 2013 Stock Incentive Plan may not exceed 1,000,000 shares per calendar year. The maximum number of shares with respect to which Awards other than options and stock appreciation rights may be granted to any participant under the 2013 Stock Incentive Plan is 90% of the total number of shares available for issuance thereunder. The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees of Akamai at the time of grant shall be 10% of the total number of shares available for issuance under the 2013 Stock Incentive Plan. Performance Awards can also provide for cash payments of up to a maximum of $15,000,000 per calendar year per individual. Up to 5,000,000 shares shall be available under the 2013 Stock Incentive Plan for Awards in the form of incentive stock options.

All shares of common stock covered by stock appreciation rights shall be counted against the number of shares available for grant under the 2013 Stock Incentive Plan and the sub-limitations described above. However, stock appreciation rights that may be settled only in cash shall not be so counted, and if a stock appreciation right is granted in tandem with an option and the grant provides that only one such Award may be exercised, only the shares covered by the option shall be counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2013 Stock Incentive Plan.

Substitute Awards granted under the 2013 Stock Incentive Plan in connection with a merger or consolidation of an entity with Akamai or the acquisition by Akamai of property or stock of an entity shall not count against the overall share limits and sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2013 Stock Incentive Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market.

Descriptions of Awards.

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of the common stock on the effective date of grant. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of Akamai or any of our subsidiaries. Under the terms of the 2013 Stock Incentive Plan, stock options may not be granted for a term in excess of seven years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of stock of Akamai or any of our subsidiaries). The 2013 Stock Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or check or, except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker, (ii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by surrender to us of shares of common stock owned by the participant valued at their fair market value, (iii) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which Akamai will retain shares of common stock otherwise issuable pursuant to the stock option, (iv) to the extent provided in the applicable option agreement or approved by our Board of Directors, by any other lawful means, or (v) any combination of the foregoing.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive a number of shares of common stock or cash (or a combination thereof) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the grant price. SARs may be granted independently or in tandem with stock options granted under the 2013 Stock Incentive Plan. When a SAR is granted in tandem with a stock option, the SAR will be exercisable only at such time or times, and to the extent that the related stock option is exercisable (except to the extent designated by our Board of Directors in connection with an acquisition or change in control event) and will be transferable only with the related stock option. The 2013 Stock Incentive Plan provides that the grant price or exercise price of an SAR may not be less than 100% of the fair market value per share of our common stock on the effective date of grant and that SARs granted under the 2013 Stock Incentive Plan may not have a term in excess of seven years.

No Repricings of Options or SARs; Other Limitations. With respect to options and SARS, unless such action is approved by stockholders or permitted under the terms of the 2013 Stock Incentive Plan in connection with certain changes in capitalization and change in control events, we may not (i) amend any outstanding option or SAR granted under the 2013 Stock Incentive Plan to provide an exercise price or grant price per share that is lower than the then-current exercise price or grant price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the 2013 Stock Incentive Plan) and grant in substitution therefor new Awards under the 2013 Stock Incentive Plan (other than certain Awards granted in connection with our merger or consolidation with, or acquisition of, another entity, covering the same or a different number of shares of common stock and having an exercise price or grant price per share lower than the then-current exercise price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or grant price per share above the then-current fair market value of our common stock, or (iv) take any other action under the 2013 Stock Incentive Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market. No option or SAR granted under the 2013 Stock Incentive Plan shall contain any provision entitling the grantee to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR or provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of our common stock subject to the right of Akamai to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board of Directors in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by Akamai with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Restricted Stock Units; Deferred Stock Units. Instead of granting Awards for Restricted Stock, we may also grant Awards entitling the recipient to receive shares of our common stock (or cash equal to the fair market value of such shares) to be delivered at a future date on or after such Award vests. We refer to these Awards as Restricted Stock Units. A participant has no voting rights with respect to any Restricted Stock Units. To the extent provided by our Board of Directors in its sole discretion, a grant of Restricted Stock Units may provide the participant with a right to receive dividend equivalents, which may be settled in cash and/or shares of our common stock and shall be subject to the same restrictions on transfer and forfeitability as the underlying Restricted Stock Units. Our Board of Directors may provide for deferral of settlement of a Restricted Stock Unit (on a mandatory basis or at the election of the participant); we refer to Restricted Stock Units with a mandatory or elected deferral as Deferred Stock Units.

Other Stock-Based Awards; Cash-Based Awards. Under the 2013 Stock Incentive Plan, our Board of Directors may grant other Awards that are based upon our common stock or other property having such terms and conditions as the Board of Directors may determine including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future. We refer to these types of Awards as Other Stock-Based Awards. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the 2013 Stock Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of our common stock or cash, as our Board of Directors determines. Our Board of Directors may also grant Performance Awards (as defined below) or other Awards denominated in cash rather than shares of common stock. We refer to these types of Awards as Cash-Based Awards.

Performance Awards. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards granted under the 2013 Stock Incentive Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. Performance Awards may also provide for cash payments of up to $15,000,000 per calendar year per individual. With respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee of our Board of Directors shall specify, at the time of grant, that such Performance Award will vest solely upon the achievement of specified objective performance criteria that are based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the Compensation Committee: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/

or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) revenue, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, or (o) earnings per share. The preceding performance criteria may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or relative to the performance of a peer group of entities or other external measure of the selected performance criteria. The Compensation Committee shall specify whether such performance measures are to be adjusted to exclude any one or more of (I) extraordinary items, (II) gains or losses on the dispositions of discontinued operations, (III) the cumulative effects of changes in accounting principles, (IV) the writedown of any asset, (V) charges for restructuring and rationalization programs, (VI) other non-cash charges or items, (VII) gains or losses relating to financing or investment activities, (VIII) the effect of acquisitions, or (IX) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such performance measures (A) may vary by participant and may be different for different Awards; (B) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (C) shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). ). The Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of Akamai. Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or other performance measures as determined by our Board of Directors.

Transferability of Awards.

Except as the Board of Directors may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards.

Employees, officers, directors, consultants and advisors of Akamai and our present or future parent or subsidiary corporations and any other business venture in which Akamai has a controlling interest (as determined by our Board of Directors) are eligible to be granted Awards under the 2013 Stock Incentive Plan. Under current law, however, incentive stock options may only be granted to employees of Akamai and its present or future parent or subsidiaries. As of March 1, 2013, approximately 3,000 persons were eligible to receive Awards under the 2013 Stock Incentive Plan, including Akamai’s executive officers and non-employee directors. The granting of Awards under the 2013 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On March 1, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Stock Market was $36.65.

Administration.

Our Board of Directors administers the 2013 Stock Incentive Plan and is authorized to adopt, alter and repeal the administrative rules, guidelines and practices relating to the 2013 Stock Incentive Plan and to interpret the provisions of the 2013 Stock Incentive Plan and any Award documentation and remedy any ambiguities, omissions or inconsistencies therein. Pursuant to the terms of the 2013 Stock Incentive Plan, our Board of Directors may delegate authority under the 2013 Stock Incentive Plan to one or more committees or subcommittees of our Board of Directors. Our Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2013 Stock Incentive Plan, including the granting of awards to directors and executive officers. The Compensation Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2013 Stock Incentive Plan:

•

the number of shares of common stock, cash or other consideration covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;

•	the exercise price of Awards;

•	the effect on Awards of a change in control of Akamai; and

•	the duration of Awards.

To the extent permitted by applicable law, our Board of Directors may delegate to one or more of our officers the power to grant stock options and certain Awards to employees or non-executive officers of Akamai or any of our present or future subsidiary corporations and to exercise such other powers under the 2013 Stock Incentive Plan as the Board of Directors may determine, provided that the Board of Directors shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant. No officer shall be authorized to grant Awards to any of our executive officers. The Board of Directors has delegated to our Chief Executive Officer the authority under the 2013 Stock Incentive Plan to grant stock options and restricted stock units to non-executive employees of Akamai subject to certain specified limitations and oversight by the Compensation Committee. Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5606(a)(2) of the NASDAQ Marketplace Rules.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, except as otherwise provided under the terms of the 2013 Stock Incentive Plan in the case of Performance Awards.

The Board of Directors is required to make appropriate adjustments in connection with the 2013 Stock Incentive Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

All decisions by the Board of Directors shall be made in the Board of Directors’ sole discretion and shall be final and binding on all persons having or claiming any interest on the 2013 Stock Incentive Plan or in any Award. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination relating to or under the 2013 Stock Incentive Plan made in good faith. Akamai will indemnify and hold harmless each director, officer, other employee, or agent to whom any duty or power relating to the administration or interpretation of the 2013 Stock Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board of Director’s approval) arising out of any act or omission to act concerning the 2013 Stock Incentive Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards. Except as otherwise provided under the 2013 Stock Incentive Plan, with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding Award provided that the participant’s consent to such action will be required unless our Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the participant or the change is otherwise permitted under the terms of the 2013 Stock Incentive Plan.

Acquisition and Change in Control Events.

Definitions. The 2013 Stock Incentive Plan contains provisions addressing the consequences of any acquisition event or change in control event. An “acquisition event” is defined under the terms of the 2013 Stock Incentive Plan to mean (a) any merger or consolidation of Akamai with or into another entity as a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of our common stock for cash, securities or other property pursuant to a share exchange or other transaction. A “change in control event,” as defined in the 2013 Stock Incentive Plan, means (w) any merger or consolidation which results in the voting securities of Akamai outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of voting securities of Akamai or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (x) subject to certain restrictions contained in the definition of the change in control event under the 2013 Stock Incentive Plan, the acquisition by an individual, entity or group of beneficial ownership of any capital stock of Akamai if, after such acquisition, such individual, entity or group beneficially owns 50% or more of either (i) the then-outstanding shares of our common stock or (ii) the combined voting power of Akamai’s then-outstanding voting securities entitled to vote generally in the election of directors; (y) any sale of all or substantially all of Akamai’s assets; or (z) the complete liquidation of Akamai.

Awards Other than Restricted Stock; Options Available to the Board of Directors. For Awards other than Restricted Stock, under the 2013 Stock Incentive Plan, if an acquisition event occurs (regardless of whether such event also constitutes a change in control event), our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board of Directors determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between a participant and Akamai): (A) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such acquisition event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (C) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such acquisition event, (D) in the event of an acquisition event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the acquisition event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (X) the number of shares of common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such acquisition event) multiplied by (Y) the excess, if any, of (I) the Acquisition Price over (II) the exercise, grant or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (E) provide that, in connection with a liquidation or dissolution of Akamai, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (F) any combination of the foregoing.

The 2013 Stock Incentive Plan also provides, however, that for Restricted Stock Units that are subject to Section 409A of the Code: (A) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the acquisition event constitutes such a “change in control event”, then no assumption or substitution of the Restricted Stock Unit shall be permitted, and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (B) the Board of Directors may only undertake the actions set forth in clauses (C), (D) or (E) above; if the acquisition event is not a “change in control event” as so defined under the Treasury Regulation or such action is permitted or required by Section 409A of the Code. If the acquisition event does not constitute a “change in control event” as defined in the Treasury Regulation or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (A) above, then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the acquisition event without any payment in exchange therefor.

Except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the participant and Akamai, each Award (other than Restricted Stock) shall become immediately vested, exercisable, or free from forfeiture, as applicable, if on or prior to the first anniversary of the date of the consummation of a change in control event, the participant’s employment with us or our successor is terminated for good reason (as defined in the 2013 Stock Incentive Plan) by the participant or is terminated without cause (as defined in the 2013 Stock Incentive Plan) by us or our successor.

Provisions Applicable to Restricted Stock. Upon the occurrence of an acquisition event (regardless of whether such event also constitutes a change in control event), Akamai’s repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless the Board of Directors determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such acquisition event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board of Directors may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and Akamai, either initially or by amendment.

Upon the occurrence of a change in control event (regardless of whether such event also constitutes an acquisition event), except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the participant and Akamai, each Award of Restricted Stock shall become immediately vested and free from forfeiture if on or prior to the first anniversary of the date of the consummation of a change in control event, the participant’s employment with us or our successor is terminated for good reason (as defined in the 2013 Stock Incentive Plan) by the participant or is terminated without cause (as defined in the 2013 Stock Incentive Plan) by us or our successor.

Other Stock-Based Awards or Cash-Based Awards. The Board of Directors shall specify at the time of grant or thereafter the effect of an acquisition event or change in control event on any Other Stock-Based Award or Cash-Based Award granted under the 2013 Stock Incentive Plan.

Provisions for Foreign Participants.

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2013 Stock Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination.

Our Board of Directors may amend, suspend or terminate the 2013 Stock Incentive Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by Akamai’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment shall have been approved by Akamai’s stockholders; and (iii) if the NASDAQ Stock Market amends the NASDAQ rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the 2013 Stock Incentive Plan (A) materially increasing the number of shares authorized under the 2013 Stock Incentive Plan (other than as provided for in the 2013 Stock Incentive Plan in connection with changes in capitalization), (B) expanding the types of Awards that may be granted under the 2013 Stock Incentive Plan, (C) materially expanding the class of participants eligible to participate in the 2013 Stock Incentive Plan, or (D) materially increasing benefits generally available to participants shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of Akamai’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board of Directors may not effect such modification or amendment without such approval. . Unless otherwise specified in the amendment, any amendment to the 2013 Stock Incentive Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2013 Stock Incentive Plan at the time the amendment is adopted, provided that the Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2013 Stock Incentive Plan.

Effective Date and Term of 2013 Stock Incentive Plan.

The 2013 Stock Incentive Plan shall become effective on the date the plan is approved by Akamai’s stockholders. No Awards shall be granted under the 2013 Stock Incentive Plan after the completion of 10 years from the effective date, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2013 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Akamai or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO Stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO Stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of an SAR but generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the Restricted Stock less the purchase price, if any. When the shares of Restricted Stock are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units and Deferred Stock Units. A participant will not have income upon the grant of a Restricted Stock Unit or Deferred Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit or Deferred Stock Unit. When the Restricted Stock Unit or Deferred Stock Unit vests, unless the distribution of the shares of common stock associated with such Award has been deferred in a manner that complies with Section 409A of the Code, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. If the participant has made a valid deferral election, he or she will have income on the distribution date of the stock in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date or delivery date, as applicable. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any Other Stock-Based Award granted under the 2013 Stock Incentive Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Akamai. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board of Directors Recommendation

Our Board of Directors believes that the adoption of the 2013 Stock Incentive Plan is in the best interests of Akamai and its stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

ITEM THREE

APPROVAL OF AMENDMENTS TO OUR

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Under our Amended and Restated Certificate of Incorporation, which we refer to below as our Certificate of Incorporation, our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms. We are asking you to adopt and approve amendments to our Certificate of Incorporation to declassify our Board of Directors and to make the other changes described below. The Board of Directors believes that these changes are advisable and in the best interests of our stockholders. The Board of Directors, upon the recommendation of the N&G Committee, has unanimously approved the proposed amendments and declared them to be advisable, and recommends that the Company’s stockholders adopt and approve the proposed amendments.

Items 3(a), 3(b) and 3(c) all relate to the proposed declassification of our Board of Directors, but each item concerns a different amendment to our Certificate of Incorporation. We are submitting these amendments to our stockholders as separate items so that our stockholders are able to express their views on each amendment separately. The approval of Items 3(a) and 3(b) is conditioned upon both items receiving the requisite stockholder vote. The approval of Item 3(c) is conditioned on the approval of both Items 3(a) and 3(b), but Items 3(a) and 3(b) are not conditioned on Item 3(c). Therefore:

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If Items 3(a), 3(b) and 3(c) each receive the requisite stockholder vote, then our Certificate of Incorporation will be amended to reflect all of the revisions set forth in Appendix B, and the resulting Certificate of Amendment will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting.

•

If Items 3(a) and 3(b) each receive the requisite stockholder vote, but Item 3(c) does not, then our Certificate of Incorporation will be amended to reflect the corresponding revisions set forth in Appendix B, and the resulting Certificate of Amendment will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting.

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If either Item 3(a) or 3(b) does not receive the requisite stockholder vote (regardless of the outcome of Item 3(c)), then no changes will be made to our Certificate of Incorporation, and our Board will continue to be classified.

For each proposed amendment, the affirmative vote of at least seventy-five percent (75%) of the shares of our common stock outstanding and entitled to vote on the record date is required to amend our Certificate of Incorporation. Our Board of Directors reserves the right, at any time prior to the effectiveness of the filing of the Certificate of Amendment, to abandon the proposed amendments.

The following description of the proposed amendments to our Certificate of Incorporation is a summary and is qualified by the full text of the proposed amendments, which is attached to this proxy statement as Appendix B.

Item 3(a): Proposed Amendment to our Certificate of Incorporation to Declassify our Board of Directors

Certificate of Incorporation sections affected: Sections 2, 4, 5, 6 and 8 of Article TENTH

Our Board of Directors and N&G Committee regularly review our corporate governance policies and practices. As part of the N&G Committee’s continuing review, it discussed the potential declassification of the Board of Directors and moving to annual elections of all directors. We also received a shareholder proposal in late 2011 to put declassification of the Board of Directors on the ballot of our 2012 annual meeting of stockholders. After discussion with representatives of the stockholder making that proposal, our Board of Directors agreed to put the matter on the ballot for the 2013 annual meeting as a management proposal.

In deciding whether to recommend that stockholders vote in favor of such management proposal, the N&G Committee, as well as the full Board of Directors, considered the advantages of both a classified and declassified board structure. A classified board can promote continuity and enhance the stability of the Board of Directors, encourage a long-term perspective of management and reduce a company’s vulnerability to coercive takeover tactics. Having experienced directors on the Board of Directors is important because of the unique demands of overseeing Akamai, including the need to understand the complexities of our business and our long-term strategy for profitable growth. The directors also considered that many investors believe that a classified board structure reduces the accountability of directors to shareholders because the directors do not face an annual election. After weighing these and other considerations, the N&G Committee determined that moving to annual elections of directors is in the best interests of Akamai and our stockholders and recommended to the Board of Directors that it support the proposal to declassify the Board of Directors. After deliberation, the Board of Directors unanimously accepted that recommendation.

If the proposed amendment to our Certificate of Incorporation is adopted and approved by the stockholders, the declassification of our Board of Directors would be phased in commencing with the 2014 annual meeting of stockholders and would result in the classified Board of Directors being fully phased-out (and all Board members standing for annual elections) commencing with the 2016 annual meeting of stockholders. If the proposed amendment is not adopted, no changes will be made to our Certificate of Incorporation.

The proposed amendment to our Certificate of Incorporation would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment (including directors elected at the 2013 annual meeting). Accordingly, the three-year term for directors elected at the 2011 annual meeting of stockholders would expire at the 2014 annual meeting of stockholders, the three-year term for directors elected at the 2012 annual meeting of stockholders would expire at the 2015 annual meeting of stockholders, and the three-year term for directors elected at this Annual Meeting would expire at the 2016 annual meeting of stockholders. The implementation of the declassification of our Board pursuant to the proposed amendment would commence at the 2014 annual meeting. Director nominees standing for election at the 2014 annual meeting and each annual meeting thereafter would be elected to serve a one-year term. Beginning with the 2016 annual meeting, all directors would stand for annual elections. The table below summarizes the implementation of the declassification of our Board pursuant to the proposed amendment:

Annual Meeting Year	Length of Term for Directors Elected	Year that Term Would Expire
2013	Three Years	2016
2014	One Year	2015
2015	One Year	2016
2016 and thereafter	Annual Election	One year later

Approval of this Item 3(a) will also constitute stockholder approval of a technical amendment to Section 6 of Article TENTH of our Certificate of Incorporation to delete a provision relating to the quorum at directors meetings, as set forth in Appendix B, and conforming changes to Sections 2.3, 2.4, 2.5, 2.6 and 2.12 of our bylaws and non-substantive changes to Sections 2.7 and 2.10 of our bylaws, as reflected in Appendix C.

Board of Directors Recommendation

Our Board of Directors believes that the proposed amendment to our Certificate of Incorporation to declassify our Board of Directors is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

Item 3(b): Proposed Amendment to our Certificate of Incorporation to Provide for Director Removal With or Without Cause Following Declassification of our Board of Directors

Certificate of Incorporation sections affected: Section 7 of Article TENTH

Delaware corporate law provides that members of a classified board of directors may be removed only for cause, unless otherwise provided in the certificate of incorporation. Our Certificate of Incorporation currently provides that our directors can be removed only for cause by the affirmative vote of at least two-thirds of the shares of our common stock outstanding and entitled to vote.

If the proposed amendment is adopted and approved by the stockholders, our Certificate of Incorporation would be amended to provide that, effective immediately after the 2016 annual meeting, when our Board of Directors is no longer classified, directors may be removed with or without cause by the affirmative vote of a majority of our common stock outstanding and entitled to vote, as set forth in Appendix B. Even if this amendment is adopted and approved, directors would continue to be removable only for cause until our 2016 annual meeting, at which point our Board of Directors will no longer be classified. If the proposed amendment is not adopted, no changes will be made to our Certificate of Incorporation.

Approval of this Item 3(b) will also constitute stockholder approval of conforming changes to Section 2.15 of our bylaws, as reflected in Appendix C.

Board of Directors Recommendation

Our Board of Directors believes that the proposed amendment to our Certificate of Incorporation to provide for director removal with or without cause by the affirmative vote of a majority of our common stock outstanding and entitled to vote following declassification of our Board of Directors is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

Item 3(c): Proposed Amendment to our Certificate of Incorporation to Eliminate the Supermajority Voting Requirement for Amending or Repealing Article TENTH of our Certificate of Incorporation

Certificate of Incorporation sections affected: Section 10 of Article TENTH

Our Certificate of Incorporation currently provides that the affirmative vote of seventy-five percent (75%) of the shares of our common stock outstanding and entitled to vote is required to amend or repeal, or to adopt any provision inconsistent with, Article TENTH of our Certificate of Incorporation. The proposed amendment would eliminate this supermajority voting requirement. This proposed amendment is conditioned on the adoption and approval of Items 3(a) and 3(b) by the stockholders.

The current supermajority provision in Article TENTH was originally adopted to preserve the classified structure of our Board of Directors and is, in the Board of Directors’ view, no longer necessary if the Board of Directors is declassified pursuant to stockholder adoption and approval of Items 3(a) and 3(b).

If Item 3(c) is adopted and approved by the stockholders, and Items 3(a) and 3(b) are also adopted and approved, the relevant voting requirement to amend or repeal Article TENTH of our Certificate of Incorporation in the future would be a majority of the outstanding stock entitled to vote thereon. If Item 3(c) is not adopted, or if Items 3(a) and 3(b) are not adopted, the relevant voting requirement to amend or repeal Article TENTH in the future will remain seventy-five percent (75%) of the shares of our common stock outstanding and entitled to vote.

Board of Directors Recommendation

Our Board of Directors believes that the proposed amendment to our Certificate of Incorporation to eliminate the supermajority voting requirement for amending or repealing Article TENTH of our Certificate of Incorporation is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

ITEM FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. Our Board of Directors has adopted a policy of providing annual advisory votes on executive compensation.

Akamai has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of our executives. The goal of our executive compensation program is to attract, retain and reward talented and hard-working individuals in a highly competitive business environment. Our annual and long-term incentive compensation strategy is performance-oriented and is designed to link our strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of our executives, including our Named Executive Officers. Please refer to the CD&A section of this Proxy Statement for an overview of the compensation of our Named Executive Officers.

We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation Matters—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on Akamai, the Compensation Committee of the Board, or the Board. The Board and the Compensation Committee value the opinions of Akamai stockholders and we will consider those stockholders’ concerns when making future compensation decisions for our Named Executive Officers, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. You may vote for or against or abstain from voting on this matter.

Board of Directors Recommendation

Our Board of Directors recommends that you vote to approve our 2012 executive compensation.

ITEM FIVE

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, which conducted an annual review of the firm’s performance, our Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, which we sometimes refer to as PwC, to audit our financial statements for the year ending December 31, 2013. PwC has audited our financial statements for each fiscal year since our incorporation. Although stockholder approval of the selection of PwC is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. The affirmative vote of holders of a majority of the shares of our common stock represented at the Annual Meeting is necessary to ratify the appointment of PwC as our registered independent accounting firm. In the event stockholders do not ratify the selection of PwC as our independent auditors, the Audit Committee will reconsider its selection. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The following table summarizes the fees we incurred for professional services provided by PwC for each of the last two fiscal years for audit, audit-related, tax and other services (in thousands):

Fee Category	2012	2011
Audit Fees (1)	$2,458	$2,213
Audit-Related Fees (2)	268	340
Tax (3)	219	—
All Other Fees (4)	535	6

Total Fees	$3,480	$2,559

(1)	Audit fees consist of fees for the audit of our financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to financial due diligence with respect to potential acquisitions and consultations concerning financial accounting and reporting standards.
(3)	Tax fees primarily related to acquisition-related advisory services.
(4)	All other fees include advisory fees incurred related to a product development project and license fees for an accounting research tool.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. The Audit Committee may delegate pre-approval authority to one or more of its members but not to our management. Any such pre-approval by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Services can be approved in two ways: specific pre-approval or general pre-approval. Specific pre-approval represents the Audit Committee’s consent for the independent auditor to perform a specific project, set of services or transaction for us. General pre-approval represents the Audit Committee’s consent for the independent auditor to perform certain categories of services for us. If a particular service or project falls into a category that has been generally pre-approved by the Audit Committee within the preceding 12 months, specific pre-approval of that service or project need not be obtained. Any proposed services exceeding cost levels generally pre-approved by the Audit Committee will require specific pre-approval. From time to time, the Audit Committee may revise the list of services for which general pre-approval is granted. During 2012, 100% of the services provided by PwC were pre-approved by the Audit Committee.

PwC has provided tax services, as described in the Public Company Accounting Oversight Board Rule 3523, “Tax Services for Persons in Financial Reporting Oversight Roles,” to each of George H. Conrades, our Chairman of the Board of Directors, and F. Thomson Leighton, currently our Chief Executive Officer and a Director. PwC has provided such services to Mr. Conrades since 1999. PwC provided such services to Dr. Leighton between 2002 and 2012 but ceased to do so upon his becoming our Chief Executive Officer on January 1, 2013. PwC and Akamai have determined that the provision of such services to Mr. Conrades does not impact PwC’s independence because he is not in a financial reporting oversight role only because he served as a member of our Board of Directors; he is not otherwise responsible for our financial reporting oversight. The same assessment applied to the provision of services to Dr. Leighton during the period before his becoming our Chief Executive Officer. Akamai did not pay for these tax services on behalf of Messrs. Conrades or Leighton.

Board of Directors Recommendation

Our Board of Directors believes that ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2013 is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

PART VI

OTHER MATTERS

Our Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our Board of Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, electronic mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have retained Georgeson Inc., a proxy solicitation firm, or Georgeson, to assist us with the distribution of proxy materials and vote solicitation. We will pay Georgeson approximately $19,500 for its services plus out-of-pocket expenses. We may ask Georgeson to solicit proxies on our behalf by telephone for a fee of $6.50 per completed phone call. Georgeson may solicit proxies by personal interview, mail and telephone.

Deadline for Submission of Stockholder Proposals for the 2014 Annual Meeting

Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than December 6, 2013 in order to be included in the proxy statement and form of proxy relating to that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by the Secretary at the principal executive offices of Akamai (i) no earlier than 90 days before and no later than 70 days before the first anniversary of the date of the preceding year’s annual meeting, or (ii) if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from the first anniversary date, (a) no earlier than 90 days before the annual meeting and (b) no later than 70 days before the annual meeting or ten days after the day notice of the annual meeting was mailed or publicly disclosed, whichever occurs first. Assuming the date of our 2013 Annual Meeting is not so advanced or delayed, stockholders who do wish to make a proposal at the 2014 Annual Meeting (other than one to be included in our proxy statement) should notify us no earlier than February 14, 2014 and no later than March 6, 2014.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By order of the Board of Directors,

/s/ MELANIE HARATUNIAN
MELANIE HARATUNIAN Executive Vice President, General Counsel and Secretary
April 5, 2013

APPENDIX A

AKAMAI TECHNOLOGIES, INC.

2013 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2013 Stock Incentive Plan (the “Plan”) of Akamai Technologies, Inc., a Delaware corporation (the “Company” or “Akamai”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. Subject to and consistent with the provisions of the Plan, the Board shall have the authority and discretion to: (i) determine which eligible employees, officers, directors, consultants and advisors will receive Awards, (ii) determine the number of shares of Common Stock (as hereinafter defined), cash, or other consideration to be covered by each Award, (iii) determine the terms and conditions of any Award (including Fair Market Value (as hereinafter defined), the exercise price, the vesting schedule, the term of the Award, and the period following termination from employment or service during which an Award may be exercised), (iv) approve forms of Award agreements and other documentation for use under the Plan, (v) adopt, alter, and repeal administrative rules, guidelines, and practices governing the operation of the Plan, (vi) interpret the provisions of the Plan and any Award documentation and remedy any ambiguities, omissions, or inconsistencies therein, (vii) modify or amend Awards, or grant waivers of Plan or Award conditions, (viii) determine the nature and provisions of Other Stock-Based Awards (as hereinafter defined) permitted pursuant to Section 8, and (ix) make all other determinations necessary or advisable for the administration of the Plan. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. Notwithstanding the foregoing, for purposes of granting Awards to directors, the Committee shall mean the Compensation Committee.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors. Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(1) 8,000,000 shares of Common Stock; and

(2) such additional number of shares of Common Stock as is equal to the sum of (i) the number of shares of Common Stock reserved for issuance under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) that remain available for grant under the 2009 Plan immediately prior to the date this Plan is approved by the Company’s stockholders and (ii) the number of shares of Common Stock subject to awards granted under the Company’s 2009 Stock Incentive Plan, the Company’s Second Amended and Restated 1998 Stock Incentive Plan, the Company’s 2001 Stock Incentive Plan and the Company’s 2006 Stock Incentive Plan (together, the “Existing Plans”) which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares or shares purchased on the open market. Up to five million (5,000,000) shares of Common Stock shall be available under the Plan for Awards in the form of Incentive Stock Options (as defined in Section 5(b).

(b) Share Counting. For purposes of counting the number of shares available for grant of Awards under the Plan pursuant to Section 4(a) and the sublimits contained in Sections 4(c)(2) and 4(c)(3):

(1) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits listed in the first clause of this Section 4(b); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(2) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of

Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(3) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(4) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(c) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(c)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 90% of the total number of shares available for issuance under the Plan.

(3) Limit on Awards to Non-Employee Directors. The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 10% of the total number of shares available for issuance under the Plan.

(d) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Akamai, any of Akamai’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. If the Fair Market Value (as defined below) of shares on the date of grant with respect to which Incentive Stock

Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of shares to become exercisable in that calendar year will be Incentive Stock Options, and the Options for the shares with a Fair Market Value (as defined below) in excess of $100,000 that become exercisable in that calendar year will be Nonstatutory Stock Options. The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price shall be determined. The exercise price shall be specified in the applicable option agreement; provided however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted, provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) No Repricing of Options. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the canceled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided however, that no Option will be granted for a term in excess of 7 years.

(f) Exercise of Option. Options may be exercised by delivery to the Company of a notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable following exercise.

(g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”) provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine;

(6) by any combination of the above permitted forms of payment.

(h) No Reload Rights. No option granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No option shall provide for the payment or accrual of dividend equivalents.

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of a Stock Appreciation Right, “SAR”, entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the grant price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with an Acquisition Event or Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with an Acquisition Event or Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Grant Price. The Board shall establish the grant price or exercise price of a SAR or the formula by which such exercise or grant price will be determined. The exercise or grant price shall be specified in the applicable SAR agreement. The exercise or grant price shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR; provided that if the Board approved the grant of the SAR effective as of a future date, the grant price shall be not less than 100% of the Fair Market Value on such future date.

(d) Term. The term of a SAR shall not be more than 7 years from the date of grant.

(e) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f) No Repricing of SARs. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide an grant price per share that is lower than the then-current grant price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having a grant price per share lower than the then-current exercise price per share of the canceled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a grant price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(g) No Reload Rights. No SAR granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(h) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7.	Restricted Stock; Restricted Stock Units Stock.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at a future date on or after such Award vests (“Restricted Stock Units”). (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”.)

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividend (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as any dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or an amount of cash equal to the Fair Market Value of such number of shares, as provided in the applicable Award agreement. The Board may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Code Section 409A. Any Restricted Stock Units with a mandatory or elected deferral may be referred to by the Board as “Deferred Stock Units”.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to be set forth in the applicable Award agreement. No interest will be paid on Dividend Equivalents.

8.	Other Stock-Based Awards

The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”). Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto, and the terms and conditions of each Cash-Based Award.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(c), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the grant price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. If this Section 9(a) applies and Section 9(b) also applies to any event, Section 9(b) shall be applicable to such event, and this section 9(a) shall not be applicable.

(b) Acquisition and Change in Control Events.

(1)	Definitions

(i)	An “Acquisition Event” shall mean:

(A)	any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is canceled; or

(B)	any exchange of shares of Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction.

(ii)	A “Change in Control Event” shall mean:

(A)	any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

(B)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (I) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (B), the following acquisitions shall not constitute a Change in Control Event: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any corporation pursuant to a transaction which results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively;

(C)	any sale of all or substantially all of the assets of the Company; or

(D)	the complete liquidation of the Company.

(iii)	“Good Reason” shall mean (A) a material reduction in the Participant’s base compensation; or (B) a requirement that the Participant relocate to, or perform his or her principal job functions at, an office that is more than twenty-five (25) miles from the office at which the Participant was previously performing his or her principal job functions; provided, however, that no such event shall constitute Good Reason unless (X) Executive gives the Company a written notice of termination for Good Reason not more than 90 days after the initial existence of the condition, (Y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice and (Z) Executive’s termination of employment occurs within one year following the Company’s receipt of such notice.

(iv)	“Cause” shall mean (A) any act or omission by the Participant that has a significant adverse effect on the Company’s business or on the Participant’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (B) refusal or failure to perform assigned duties, serious misconduct, or excessive absenteeism, or (C) refusal or failure to comply with the Company’s Code of Business Ethics.

(2)	Effect on Awards other than Restricted Stock

(i)	Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (A) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Acquisition Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (C) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Acquisition Event, (D) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (X) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Acquisition Event) multiplied by (Y) the excess, if any, of (I) the Acquisition Price over (II) the exercise, grant or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (E) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (F) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2)(i), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(ii)	Notwithstanding the terms of Section 9(b)(2)(i)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (A) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Acquisition Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(i)(A) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (B) the Board may only undertake the actions set forth in clauses (C), (D) or (E) of Section 9(b)(2)(i) if the Acquisition Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Acquisition Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (A) of Section 9(b)(2)(i), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Acquisition Event without any payment in exchange therefor.

(iii)

For purposes of Section 9(b)(2)(i)(A), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Acquisition Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common

Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

(iv)	Change in Control Event. Notwithstanding the provisions of Section 9(b)(2)(i), except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the Participant and the Company, each Award (other than Restricted Stock) shall become immediately vested, exercisable, or free from forfeiture, as applicable, if on or prior to the first anniversary of the date of the consummation of a Change in Control Event, the Participant’s employment with the Company or a successor corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the successor corporation.

(3)	Effect on Restricted Stock

(i)	Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment.

(ii)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the Participant and the Company, each Award of Restricted Stock shall become immediately vested and free from forfeiture if on or prior to the first anniversary of the date of the consummation of a Change in Control Event, the Participant’s employment with the Company or a successor corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the successor corporation

(4)	Effect on Other Awards.

(i)	Acquisition Event that is not a Change in Control Event. The Board shall specify at the time of grant or thereafter the effect of an Acquisition Event that is not a Change in Control Event on any Other Stock-Based Award or Cash-Based Award granted under the Plan.

(ii)	Change in Control Event. The Board shall specify at the time of grant or thereafter the effect of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event) on any Other Stock-Based Award or Cash-Based Award granted under the Plan.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, provided that Incentive Stock Options and Awards that are subject to Section 409A of the Code may be transferable only to the extent permitted by the Code; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to (but, except as expressly contemplated by another provision herein, not inconsistent with) those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as provided in Sections 5(d) and 6(f), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless either (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as set forth in Section 10(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(c)(1) on shares covered by such grants. Performance Awards can also provide for cash payments of up to $15,000,000 per calendar year per individual.

(2) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or who the Committee, in its discretion determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) revenue, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, or (o) earnings per share and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or relative to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee shall specify whether such performance measures are to be adjusted to exclude any one or more of (I) extraordinary items, (II) gains or losses on the dispositions of discontinued operations, (III) the cumulative effects of changes in accounting principles, (IV) the writedown of any asset, (V) charges for restructuring and rationalization programs, (VI) other non-cash charges or items, (VII) gains or losses relating to financing or investment activities, (VIII) the effect of acquisitions, or (IX) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such performance measures: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (C) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Prior to the payment of any Award subject to this Section 10(i), the Committee shall certify in writing (which may be satisfied by the inclusion of such a determination in the minutes of a meeting of such Committee) that the performance goals and other material terms applicable to such Award were satisfied.

(j) Limitation Following a Hardship Distribution. To the extent required to comply with Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Participant’s “elective and employee contributions” (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Participant’s receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or a related party within the provisions of Section 414 of the Code.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 9), (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan, or (D) materially increasing benefits generally available to Participants shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company shall have no liability to a Participant, or any other Party if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(h) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(i) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

APPENDIX B

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

The following are proposed changes to our Certificate of Incorporation as described in Items 3(a), 3(b) and 3(c). The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

TENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation’s By-Laws.

2. CLASSES OF DIRECTORS. ~~The~~Until the election of directors at the annual meeting scheduled to be held in 2016, the Board of Directors shall be and is divided into ~~three~~ classes~~: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by~~, with directors in each class having the terms of office specified in Section 4 of this Article TENTH. Commencing with the election of directors at the annual meeting scheduled to be held in 2016, the classification of the Board of Directors shall cease, and directors shall thereupon be elected for a term expiring at the next annual meeting of stockholders.

3. ELECTION OF DIRECTORS. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

4. TERMS OF OFFICE. Each director shall serve for a term ending ~~on~~at the ~~date~~election of directors at the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting in 2000; each initial director in Class II shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting in 2001; and each initial director in Class III shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting in 2002~~; and provided further, that the~~. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting scheduled to be held in 2014, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2015; for the election of directors at the annual meeting scheduled to be held in 2015, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2016; and for the election of directors at the annual meeting scheduled to be held in 2016 and for the election of directors at each annual meeting thereafter, each director shall be elected for a term expiring at the next succeeding annual meeting. The term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

5. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. ~~In~~Until the election of directors at the annual meeting scheduled to be held in 2016, in the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the ~~three~~ classes of directors ~~so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.~~.

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6. QUORUM; ACTION AT MEETING. A majority of the directors at any time in office shall constitute a quorum for the transaction of business~~. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified~~, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Certificate of Incorporation.

7. REMOVAL. ~~Directors~~Until the election of directors at the annual meeting scheduled to be held in 2016, directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote~~.~~ generally in the election of directors. Thereafter, any director of the Corporation may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of such director.

8. VACANCIES. Any vacancy in the Board of Directors, however occurring, ~~including a vacancy~~or any newly created directorship resulting from an ~~enlargement of the size of the Board of Directors~~increase in the authorized number of directors, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and, until the election of directors at the annual meeting scheduled to be held in 2016, a director chosen to fill a ~~position~~newly created directorship resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

9. STOCKHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS, ETC. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

~~10. AMENDMENTS TO ARTICLE. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.~~

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APPENDIX C

PROPOSED AMENDMENTS TO OUR BYLAWS

The following are proposed changes to our bylaws as described in Items 3(a) and 3(b). The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

ARTICLE 2 - Directors

2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2 Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

2.3 Classes of Directors. ~~The~~Until the election of directors at the annual meeting scheduled to be held in 2016, the Board of Directors shall be and is divided into ~~three~~ classes~~: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by~~, with directors in each class having the terms of office specified in Section 2.4. Commencing with the election of directors at the annual meeting scheduled to be held in 2016, the classification of the Board of Directors shall cease, and directors shall thereupon be elected for a term expiring at the next annual meeting of stockholders.

2.4 Terms of Office. Each director shall serve for a term ending ~~on~~at the ~~date~~election of directors at the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting of stockholders in 2000; each initial director in Class II shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting of stockholders in 2001; and each initial director in Class III shall serve for a term ending onat the dateelection of directors at the annual meeting of stockholders in 2002~~; and provided further, that the~~. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting scheduled to be held in 2014, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2015; for the election of directors at the annual meeting scheduled to be held in 2015, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2016; and for the election of directors at the annual meeting scheduled to be held in 2016 and for the election of directors at each annual meeting thereafter, each director shall be elected for a term expiring at the next succeeding annual meeting. The term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

2.5 Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. ~~In~~Until the election of directors at the annual meeting scheduled to be held in 2016, in the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the ~~three~~ classes of directors ~~so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors~~.

2.6 Vacancies. Any vacancy in the Board of Directors, however occurring, ~~including a vacancy~~or any newly created directorship resulting from an ~~enlargement of~~increase in the ~~size~~authorized number of ~~the Board~~directors, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and, until the election of directors at the annual meeting scheduled to be held in 2016, a director chosen to fill a ~~position~~newly created directorship resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

2.7 Resignation. Any director may resign by delivering his or her written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.9 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.

2.10 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram, telecopy, telex or electronic mail message, or delivering written notice by hand, to his or her last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his or her last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.11 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.12 Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors~~. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified~~; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.13 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

2.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

2.15 Removal. ~~Directors~~Until the election of directors at the annual meeting scheduled to be held in 2016, directors of the corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the corporation issued and outstanding and entitled to vote~~.~~ generally in the election of directors. Thereafter, any director of the corporation may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote generally in the election of such director.

2.16 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors.

2.17 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 15, 2013.

Vote by Internet • Go to www.envisionreports.com/AKAM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board of Directors recommends a vote FOR the director nominees and FOR Proposals 2, 3(a), 3(b), 3(c), 4 and 5.

1.	Election of Class II Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	01 - Pamela J. Craig	☐	☐	☐	02 - F. Thomson Leighton	☐	☐	☐	03 - Paul Sagan	☐	☐	☐

	04 - Naomi O. Seligman	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. To adopt the Akamai Technologies, Inc. 2013 Stock Incentive Plan.	☐	☐	☐	4. To conduct an advisory vote on executive compensation.	☐	☐	☐

3a. To adopt and approve amendments to our Certificate of Incorporation to declassify our Board of Directors.	☐	☐	☐	5. To ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of Akamai Technologies, Inc. for the fiscal year ending December 31, 2013.	☐	☐	☐

3b. To adopt and approve amendments to our Certificate of Incorporation to provide for director removal with or without cause following declassification of our Board of Directors.	☐	☐	☐	To transact such other business as may properly come before the meeting.

3c. To adopt and approve amendments to our Certificate of Incorporation to eliminate the supermajority voting requirement for amending or repealing Article TENTH of our Certificate of Incorporation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AKAMAI TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS Annual Meeting of Stockholders - May 15, 2013

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) George Conrades, F. Thomson Leighton and Melanie Haratunian, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2013 Annual Meeting of Stockholders of Akamai Technologies, Inc. and any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

This Proxy when properly executed will be voted in the manner directed by the stockholder(s) signing the reverse side and in the discretion of the proxies upon any other matters that properly come before the meeting. If no other indication is made, the proxies shall vote “FOR” each of the director nominees and “FOR” Proposals 2, 3(a), 3(b), 3(c), 4 and 5.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE